                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                  ENRON CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

                              [ENRON CORP. LOGO]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 2, 1995

TO THE STOCKHOLDERS:

     Notice is hereby given that the annual meeting of stockholders of Enron Corp. ("Enron") will be held in the LaSalle Ballroom of the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, at 10:00 a.m. Houston time on Tuesday, May 2, 1995, for the following purposes:

     1. To elect thirteen directors of Enron to hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

     2. To ratify the Board of Directors' appointment of Arthur Andersen LLP, independent public accountants, as Enron's auditors for the year ending December 31, 1995;

     3. To approve the Enron Corp. Amended and Restated Performance Unit Plan;
        and

     4. To transact such other business as may properly be brought before the meeting or any adjournment(s) thereof.

     Holders of record of Enron Common Stock and Cumulative Second Preferred Convertible Stock at the close of business on March 6, 1995, will be entitled to notice of and to vote at the meeting or any adjournment(s) thereof.

     Stockholders who do not expect to attend the meeting are requested to sign and return the enclosed proxy, for which a postage-paid, return envelope is enclosed. The proxy must be signed and returned in order to be counted.

                                          By Order of the Board of Directors,

                                          PEGGY B. MENCHACA
                                          Vice President and Secretary

Houston, Texas
March 27, 1994

                              [ENRON CORP. LOGO]


                                PROXY STATEMENT

     The enclosed form of proxy is solicited by the Board of Directors of Enron Corp. ("Enron") to be used at the annual meeting of stockholders to be held in the LaSalle Ballroom of the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, at 10:00 a.m. Houston time on Tuesday, May 2, 1995. The mailing address of the principal executive office of Enron is 1400 Smith St., Houston, Texas 77002-7369. This proxy statement and the related proxy are to be first sent or given to the stockholders of Enron on approximately March 27, 1995. Any stockholder giving a proxy may revoke it at any time provided written notice of such revocation is received by the Vice President and Secretary of Enron before such proxy is voted; otherwise, if received in time, properly completed proxies will be voted at the meeting in accordance with the instructions specified thereon. Stockholders attending the meeting may revoke their proxies and vote in person.

     Holders of record at the close of business on March 6, 1995, of Enron's Common Stock, $.10 par value (the "Common Stock"), will be entitled to one vote per share on all matters submitted to the meeting. Holders of record at the close of business on March 6, 1995, of Enron's Cumulative Second Preferred Convertible Stock, $1 par value (the "Preferred Convertible Stock"), will be entitled to a number of votes per share equal to the conversion rate of 13.652 shares of Common Stock for each share of Preferred Convertible Stock. On March 6, 1995, the record date, there were outstanding and entitled to vote at the annual meeting of stockholders 251,397,384 shares of Common Stock and 1,398,979 shares of Preferred Convertible Stock. Included in the number of shares of outstanding Common Stock are 7,500,000 shares of Common Stock held by the Enron Corp. Flexible Equity Trust to be used for future employee benefits and compensation. Such shares are not included in the calculation of earnings per share under generally accepted accounting principles until such shares are released to fund employee benefits. No such shares were released at December 31, 1994. There are no other voting securities outstanding. Common Stock and Preferred Convertible Stock are collectively referred to herein as "Voting Stock". All references in this proxy statement to Common Stock reflect the 2-for-1 stock split made on August 16, 1993.

     Enron's annual report to stockholders for the year ended December 31, 1994, including financial statements, is being mailed herewith to all stockholders entitled to vote at the annual meeting. The annual report does not constitute a part of the proxy soliciting material.

                                    ITEM 1.

                             ELECTION OF DIRECTORS

     At the meeting, thirteen directors are to be elected to hold office until the next succeeding annual meeting of the stockholders and until their respective successors have been elected and qualified. All of the nominees are currently directors of Enron. Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy. A plurality of the votes cast in person or by proxy by the holders of Voting Stock is required to elect a director. Accordingly, under Delaware law and Enron's Restated Certificate of Incorporation and bylaws, abstentions and "broker non-votes" would not have the same legal effect as a vote withheld with respect to a particular director. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Stockholders may not cumulate their votes in the election of directors.

     It is the intention of the persons named in the enclosed proxy to vote such proxy "FOR" the election of the nominees named herein. Should any nominee become unavailable for election, discretionary authority is conferred to vote for a substitute. The following information regarding the nominees, their principal occupations, employment history and directorships in certain companies is as reported by the respective nominees.

------------------------------------------------------------------------------------------------------------------

[PHOTO]                  ROBERT A. BELFER, 59
                         Director since 1983

                         Mr. Belfer's principal occupation is oil and gas investments. Prior to his resignation in
                         April, 1986 from Belco Petroleum Corporation ("Belco"), a wholly owned subsidiary of
                         Enron, Mr. Belfer was President and then Chairman of Belco. Mr. Belfer is also a director of EOTT Energy Corp. (the general partner of EOTT Energy Partners, L.P.), NAC Re
                         Corporation and Smith Barney World Funds Inc.
------------------------------------------------------------------------------------------------------------------

[PHOTO]                  NORMAN P. BLAKE, JR., 53
                         Director since 1993

                         Since November, 1990, Mr. Blake has been Chairman, President and CEO of USF&G Corporation, a holding company for United States Fidelity and Guaranty Company, a large property and casualty insurer. Before joining USF&G, Mr. Blake was Chairman and CEO of Heller
                         International Corporation, a wholly owned subsidiary of The Fuji Bank, Ltd. of Tokyo,
                         Japan. Mr. Blake is also a director of Owens-Corning Fiberglass Corporation.
------------------------------------------------------------------------------------------------------------------

[PHOTO]                  JOHN H. DUNCAN, 67
                         Director since 1985

                         Mr. Duncan lives in Houston, Texas, and since 1990, his principal occupation has been investments. Mr. Duncan is also a director of EOTT Energy Corp. (the general partner of
                         EOTT Energy Partners, L.P.), Texas Commerce Bank National Association and King Ranch, Inc.
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

[PHOTO]                  JOE H. FOY, 68
                         Director since 1985

                         Mr. Foy is a former President of Houston Natural Gas Corporation (a predecessor of Enron)
                         and is a retired partner of Bracewell & Patterson L.L.P., in Houston, Texas. For over five years prior to his retirement in 1992, Mr. Foy served as a Senior Partner at such firm.
                         Mr. Foy is also a director of Central and South West Corporation.
------------------------------------------------------------------------------------------------------------------

[PHOTO]                  WENDY L. GRAMM, 50
                         Director since 1993

                         Dr. Gramm is currently self employed as a consultant on economic issues. From February,
                         1988 until January, 1993, Dr. Gramm served as Chairman of the Commodity Futures Trading
                         Commission in Washington, D.C. Dr. Gramm is also a director of IBP, Inc., State Farm
                         Insurance Co. and the Chicago Mercantile Exchange.
------------------------------------------------------------------------------------------------------------------

[PHOTO]                  ROBERT K. JAEDICKE, 66
                         Director since 1985

                         Dr. Jaedicke is Professor (Emeritus) of Accounting at the Stanford University Graduate
                         School of Business in Stanford, California. He has been on the Stanford faculty since 1961 and served as Dean from 1983 until 1990. Dr. Jaedicke is also a director of Homestake
                         Mining Co., Boise Cascade Corporation, Wells Fargo & Company, California Water Service
                         Company, GenCorp, Inc. and State Farm Insurance Co.
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

[PHOTO]                  RICHARD D. KINDER, 50
                         Director since 1988

                         Since October, 1990, Mr. Kinder has been President and Chief Operating Officer of Enron.
                         From December, 1988 until October, 1990, he served Enron as Vice Chairman of the Board.
                         For over five years prior to his election as Vice Chairman, Mr. Kinder served in various management and legal positions with Enron and its affiliates. Mr. Kinder is also a director of Enron Global Power & Pipelines L.L.C., Enron Oil & Gas Company, EOTT Energy
                         Corp. (the general partner of EOTT Energy Partners, L.P.), Enron Liquids Pipeline Company
                         (the general partner of Enron Liquids Pipeline, L.P.), Sonat Offshore Drilling Inc. and
                         Baker Hughes Incorporated.
------------------------------------------------------------------------------------------------------------------

[PHOTO]                  KENNETH L. LAY, 52
                         Director since 1985

                         For over five years, Mr. Lay has been Chairman of the Board and Chief Executive Officer of
                         Enron. From February, 1989 until October, 1990, he also served as President of Enron. Mr.
                         Lay is also a director of Eli Lilly and Company, Compaq Computer Corporation, Enron Oil &
                         Gas Company, EOTT Energy Corp. (the general partner of EOTT Energy Partners, L.P.) and
                         Trust Company of the West.
------------------------------------------------------------------------------------------------------------------

[PHOTO]                  CHARLES A. LEMAISTRE, 71
                         Director since 1985

                         For over fifteen years, Dr. LeMaistre has been President of The University of Texas M. D.
                         Anderson Cancer Center in Houston, Texas.
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

[PHOTO]                  JOHN A. URQUHART, 66
                         Director since 1990

                         Since August, 1991, Mr. Urquhart has been Vice Chairman of the Board of Enron. Since
                         January, 1991, Mr. Urquhart has also been President of John A. Urquhart Associates, a management consulting firm in Fairfield, Connecticut. From 1982 through 1990, he served
                         General Electric Company in the roles of Senior Vice President of Industrial and Power
                         Systems and as Executive Vice President of two of General Electric Company's
                         sectors -- International and Power Systems. He also serves as a director of Aquarion
                         Company, TECO Energy, Inc., Hubbell, Inc. and The Weir Group, PLC.
------------------------------------------------------------------------------------------------------------------

[PHOTO]                  JOHN WAKEHAM, 63
                         Director since 1994

                         Lord Wakeham is the retired former U.K. Secretary of State for Energy and Leader of the
                         House of Lords. He served as a member of Parliament from 1974 until his retirement from the House of Commons in April, 1992. Prior to his government service, Lord Wakeham managed a large private practice as a chartered accountant.
------------------------------------------------------------------------------------------------------------------

[PHOTO]                  CHARLS E. WALKER, 71
                         Director since 1985

                         For two decades, Dr. Walker has been Chairman of Walker/Potter Associates, previously
                         Walker/Free Associates, Inc., a governmental relations consulting firm, in Washington,
                         D.C. Dr. Walker is also a director of Potomac Electric Power Company.
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

[PHOTO]                  HERBERT S. WINOKUR, JR., 51
                         Director since 1985

                         Since 1987, Mr. Winokur has been President of Winokur & Associates, Inc., an investment and management services firm, and Managing General Partner of Capricorn Investors, L.P., a
                         private investment partnership concentrating on investments in restructure situations.
                         Prior to his current appointment, Mr. Winokur was Senior Executive Vice President and
                         Director of Penn Central Corporation. Mr. Winokur is also a director of NAC Re
                         Corporation, NHP, Inc., DynCorp and Marine Drilling Companies.
------------------------------------------------------------------------------------------------------------------

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of January 31, 1995, Enron knows of no one who beneficially owns in excess of five percent of a class of Enron's Voting Stock except as set forth in the table below:

                                                         AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                               --------------------------------------------------------------
                                                                                     SOLE VOTING
                                                                                         AND
                                               SOLE VOTING        SHARED VOTING        LIMITED
                                                   AND                 AND              OR NO                      PERCENT
 TITLE OF CLASS        NAME AND ADDRESS        INVESTMENT          INVESTMENT        INVESTMENT                      OF
    OF STOCK         OF BENEFICIAL OWNER          POWER               POWER             POWER         OTHER         CLASS
---------------- ----------------------------  -----------        -------------      -----------    ----------     -------
Common           Robert A. Belfer               5,735,174(1)(13)      692,886(2)     12,722(12)(14)       --         2.52
Preferred        767 Fifth Avenue
  Convertible    New York, NY 10153               325,173(3)           23,052(4)         --               --        24.82
Common           Mr. and Mrs. Lawrence Ruben    4,880,702(5)        1,099,658(6)         --               --         2.34
Preferred        600 Madison Avenue
  Convertible    New York, NY 10022               297,057(7)           16,275(8)         --               --        22.33
Common           Jack Saltz                     1,466,772(9)          804,103(10)        --               --            *
Preferred        767 Fifth Avenue
  Convertible    New York, NY 10153                76,046              58,900(11)        --               --         9.62
Common           Enron Corp.                           --                  --            --       26,763,314(15)    10.66
Preferred        Employee Stock
  Convertible    Ownership Plan                        --                  --            --               --
                 1400 Smith Street
                 Houston, TX 77002

---------------

 *  Less than 1 percent.

 (1) Includes 13,248 shares held by a trust of which Mr. Belfer is trustee, in all of which shares Mr. Belfer disclaims beneficial ownership. Also includes 4,439,262 shares that would be issued upon the conversion of the Preferred Convertible Stock shown in the table as being beneficially owned by Mr. Belfer with sole voting and investment power.

 (2) Includes 372,000 shares held by a trust of which Mr. Belfer's wife is co-trustee and 6,180 shares held by Mr. Belfer's wife. Also includes 314,706 shares that would be issued upon the conversion of the Preferred Convertible Stock shown in the table as being beneficially owned by Mr. Belfer with shared voting and investment power.

 (3) Includes 63,370 shares held by trusts of which Mr. Belfer is trustee, in all of which shares Mr. Belfer disclaims beneficial ownership.
                                             (Notes continued on following page)

 (4) Includes 22,000 shares held by a trust of which Mr. Belfer's wife is co-trustee, 625 shares held by Mr. Belfer's wife and 427 shares held by trusts of which Mr. Belfer is a trustee, in all of which shares Mr. Belfer disclaims beneficial ownership.

 (5) Includes 9,480 shares held as co-trustees for their children and 61,200 shares held by Mrs. Ruben as trustee for a charitable trust. Also includes 4,055,422 shares that would be issued upon the conversion of the Preferred Convertible Stock.

 (6) Includes 235,696 shares held by Mrs. Ruben as co-trustee for her children; 179,696 shares held by Mr. Ruben as co-trustee for his children; 332,280 shares held by Mr. Ruben as co-trustee for his nieces and nephews; and 129,800 shares held by the Selma and Lawrence Ruben Foundation in which shares Mr. and Mrs. Ruben have no pecuniary interest. Also includes 222,186 shares that would be issued upon the conversion of the Preferred Convertible Stock.

 (7) Includes 960 shares held as co-trustees for their children, 60,000 shares held by Mrs. Ruben as trustee for her children and 3,600 shares held by Mrs. Ruben as trustee for a charitable trust.

 (8) Includes 5,224 shares held by Mrs. Ruben as co-trustee for her children and 11,051 shares held by Mr. Ruben as co-trustee for his nieces and nephews, in which shares Mr. Ruben has no pecuniary interest.

 (9) Includes 1,038,180 shares that would be issued upon the conversion of the Preferred Convertible Stock.

(10) Represents 804,103 shares that would be issued upon the conversion of the Preferred Convertible Stock.

(11) Held by Mr. Saltz's wife as trustee for their children.

(12) Includes restricted shares of Common Stock held under Enron's 1988 and 1991 Stock Plans. Participants in those Plans have sole voting power and no investment power for restricted shares awarded under the Plan until such shares vest in accordance with Plan provisions. After vesting, the participant has sole investment and voting powers.

(13) 14,776 shares of Common Stock are subject to stock options exercisable within 60 days after January 31, 1995, which number is included in the number of shares shown as beneficially owned as of such date.

(14) Includes shares held under Enron's Savings Plan. Participants in the Savings Plan have sole voting power and limited investment power with respect to shares in the Plan.

(15) Pursuant to the terms of Enron's Employee Stock Ownership Plan ("ESOP"), shares allocated to employee accounts are voted by the respective employees. The ESOP administrative committee has the power to vote Enron's Common Stock that has not been allocated to any employee accounts. If the ESOP trustee receives no voting directions from the ESOP administrative committee as to unallocated shares or from the respective employees as to allocated shares, then all such shares are to be voted by the trustee in the same proportion as the allocated shares that are voted by employees.

STOCK OWNERSHIP OF MANAGEMENT AND BOARD OF DIRECTORS AS OF JANUARY 31, 1995

                                                                              AMOUNT AND NATURE
                                                                           OF BENEFICIAL OWNERSHIP
                                                                  ---------------------------------------------
                                                                     SOLE            SHARED        SOLE VOTING
                                                                    VOTING           VOTING        AND LIMITED
                                                                     AND              AND             OR NO      PERCENT
                                                                  INVESTMENT       INVESTMENT       INVESTMENT     OF
   TITLE OF CLASS                        NAME                      POWER(2)          POWER          POWER(1)(3)   CLASS
---------------------  -----------------------------------------  ----------       ----------       -----------   -----
Enron Corp.
Common Stock           Robert A. Belfer.........................   5,735,174(4)     692,886(5)       12,722        2.518
                       Norman P. Blake, Jr......................       2,392             --             490         *
                       John H. Duncan...........................     103,944             --           1,902         *
                       Joe H. Foy...............................      29,448          2,496(12)       1,902         *
                       Wendy L. Gramm...........................       1,256             --             874         *
                       Robert K. Jaedicke.......................      14,224             --           1,902         *
                       Richard D. Kinder........................   1,832,841             --          57,410         *
                       Kenneth L. Lay...........................   1,861,920        738,951(10)(13)  84,632        1.062
                       Charles A. LeMaistre.....................      15,016            800           1,902         *
                       John A. Urquhart.........................       9,758             --           1,718         *
                       Charls E. Walker.........................       6,408         12,848(11)       1,902         *
                       Herbert S. Winokur, Jr...................      48,544          3,500(14)       1,902         *
                       John Wakeham.............................          --             --              --
                       Ronald J. Burns..........................     771,587             --          38,729         *
                       Edmund P. Segner, III....................     266,858             --          26,340         *
                       Rodney L. Gray...........................     295,734             --          48,042         *
                       All directors and executive officers as a
                         group (23 in number)...................  12,231,929(4)    1,478,481(5)     383,583        5.395
Enron Corp.
Preferred Con-
vertible Stock         Robert A. Belfer.........................     325,173(6)      23,052(7)           --       24.816
                       All directors and executive officers as a
                         group (23 in number)...................     325,173(6)      23,052(7)           --       24.816
Enron Global
Power & Pipelines
L.L.C. Common
Shares                 Robert A. Belfer.........................       6,000(15)      3,000              --         *
                       Norman P. Blake, Jr......................       2,000             --              --         *
                       John H. Duncan...........................       2,000             --              --         *
                       Richard D. Kinder........................      10,000             --              --         *
                       Edmund P. Segner, III....................       2,000             --              --         *
                       Rodney L. Gray...........................       4,000             --              --         *
                       All directors and executive officers as a
                         group (23 in number)...................      37,000          3,000              --         *
Enron Liquids
Pipeline L.P.
Common Units           Joe H. Foy...............................       1,800             --              --         *
                       Richard D. Kinder........................      25,000             --              --         *
                       Ronald J. Burns..........................       1,900             --              --         *
                       All directors and executive officers as a
                         group (23 in number)...................      28,700             --              --         *

                                             (Table continued on following page)

                                                                              AMOUNT AND NATURE
                                                                           OF BENEFICIAL OWNERSHIP
                                                                  ---------------------------------------------
                                                                     SOLE            SHARED         SOLE VOTING
                                                                    VOTING           VOTING         AND LIMITED
                                                                     AND              AND              OR NO     PERCENT
                                                                  INVESTMENT       INVESTMENT       INVESTMENT     OF
   TITLE OF CLASS                        NAME                      POWER(2)          POWER          POWER(1)(3)   CLASS
---------------------  -----------------------------------------  ----------       ----------       -----------   ------
Enron Oil &
Gas Company
Common Stock           Robert A. Belfer.........................          --         20,000(8)           --         *
                       Norman P. Blake, Jr......................       2,000             --              --         *
                       John H. Duncan...........................      40,000          1,480              --         *
                       Joe H. Foy...............................       2,000             --              --         *
                       Richard D. Kinder........................      13,738(9)      22,500(16)          --         *
                       Kenneth L. Lay...........................          --(9)      31,600(10)          --         *
                       John A. Urquhart.........................          --(9)          --              --         *
                       Charls E. Walker.........................          --          4,000              --         *
                       Ronald J. Burns..........................       5,000             --              --         *
                       All directors and executive officers as a
                         group (23 in number)...................      68,262(9)      79,580(8)(10)       --         *
EOTT Energy
Partners, L.P.
Common Units           Robert A. Belfer.........................      31,500             --              --         *
                       Norman P. Blake, Jr......................       1,000             --              --         *
                       John H. Duncan...........................       8,500             --              --         *
                       Richard D. Kinder........................      15,000             --              --         *
                       Kenneth L. Lay...........................          --          5,000              --         *
                       All directors and executive officers as a
                         group (23 in number)...................      62,000          5,000              --         *
Northern Border
Partners, L.P
Common Units           Norman P. Blake..........................       1,500             --              --         *
                       Richard D. Kinder........................      15,000             --              --         *
                       Ronald J. Burns..........................       3,100             --              --         *
                       All directors and executive officers as a
                         group (23 in number)...................      21,700             --              --         *

---------------

 *  Less than 1 percent.

 (1) Includes restricted shares of Common Stock held under Enron's 1988 and 1991 Stock Plans for certain individuals. Participants in those Plans have sole voting power and no investment power for restricted shares awarded under the Plan until such shares vest in accordance with Plan provisions. After vesting, the participant has sole investment and voting powers.

 (2) The number of shares of Enron Common Stock subject to stock options exercisable within 60 days after January 31, 1995, which number is included in the number of shares shown as beneficially owned as of such date, is as follows: Mr. Belfer, 14,776 shares; Mr. Blake, 392 shares; Mr. Duncan, 19,736 shares; Mr. Foy, 19,736 shares; Dr. Gramm, 1,160 shares; Dr. Jaedicke, 8,816 shares; Mr. Kinder, 1,614,939 shares; Mr. Lay, 1,732,985 shares; Dr. LeMaistre, 10,808 shares; Mr. Urquhart, 6,136 shares; Dr. Walker, 6,408 shares; Mr. Winokur, 19,736 shares; Mr. Burns, 645,195 shares; Mr. Segner, 254,850 shares; Mr. Gray, 287,526 shares; and all directors and executive officers as a group, 5,447,637 shares.

 (3) Includes shares held under Enron's Savings Plan and/or the ESOP. Participants in the Savings Plan have sole voting power and limited investment power with respect to shares in the Plan. Participants in the ESOP have sole voting power and no investment power prior to distribution of shares from the Plan.

 (4) Includes 13,248 shares held by a trust of which Mr. Belfer is trustee, in all of which shares Mr. Belfer disclaims beneficial ownership. Also includes 4,439,262 shares that would be issued upon the conversion of the Preferred Convertible Stock shown in the table as being beneficially owned by Mr. Belfer with sole voting and investment power.
                                             (Notes continued on following page)

 (5) Includes 372,000 shares held by a trust of which Mr. Belfer's wife is co-trustee and 6,180 shares held by Mr. Belfer's wife. Also includes 314,706 shares that would be issued upon the conversion of the Preferred Convertible Stock shown in the table as being beneficially owned by Mr. Belfer with shared voting and investment power.

 (6) Includes 63,370 shares held by trusts of which Mr. Belfer is trustee, in all of which shares Mr. Belfer disclaims beneficial ownership.

 (7) Includes 22,000 shares held by a trust of which Mr. Belfer's wife is co-trustee, 625 shares held by Mr. Belfer's wife and 427 shares held by trusts of which Mr. Belfer is a trustee, in all of which shares Mr. Belfer disclaims beneficial ownership.

 (8) Includes 20,000 shares held by trusts of which Mr. Belfer's wife is trustee for their children, in all of which shares Mr. Belfer disclaims beneficial ownership.

 (9) Does not include 128,000,000 shares owned by Enron in which each of Messrs. Lay, Urquhart and Kinder, in their capacities as Chairman of the Board, Vice Chairman of the Board and President, respectively, of Enron, has sole voting and investment power pursuant to the provisions of Enron's bylaws.

(10) Includes 7,530 shares with respect to Enron Common Stock and 1,600 shares with respect to Enron Oil & Gas Company Common Stock held by Mr. Lay's children and stepchildren in which Mr. Lay has shared voting and investment power.

(11) Includes 6,088 shares owned by Dr. Walker's wife and in which Dr. Walker disclaims beneficial ownership.

(12) Shares held in a charitable foundation in which Mr. Foy has no pecuniary interest.

(13) Includes 100,000 shares held in a charitable foundation in which Mr. Lay has no pecuniary interest.

(14) Shares held in a charitable foundation in which Mr. Winokur has no pecuniary interest.

(15) Includes 3,000 shares held in a charitable foundation in which Mr. Belfer has no pecuniary interest.

(16) Shares held in a charitable foundation in which Mr. Kinder has no pecuniary interest.

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors held five regularly scheduled meetings during the year ended December 31, 1994. The Executive Committee meets on a less formal basis and may exercise all of the powers of the Board of Directors, except where restricted by Enron's bylaws or by applicable law. During the year ended December 31, 1994, the Executive Committee met six times. The Executive Committee is currently composed of Messrs. Duncan (Chairman), Belfer, Foy, Kinder, Lay, LeMaistre and Winokur.

     The Board of Directors uses working committees with functional responsibility in the more complex recurring areas where disinterested oversight is required. The Audit Committee serves as the overseer of Enron's financial reporting process and internal controls. At three meetings during the year ended December 31, 1994, the Audit Committee met with the independent auditors, as well as Enron officers and employees who are responsible for legal, financial and accounting matters. In addition to recommending the appointment of the independent auditors to the Board of Directors, the Audit Committee reviews the scope and fees related to the audit, the accounting policies and reporting practices, contract and internal auditing and internal control, compliance with Enron's policies regarding business conduct and other matters as deemed appropriate. The Audit Committee is currently composed of Messrs. Jaedicke (Chairman), Blake and Wakeham and Dr. Gramm.

     The Compensation Committee's responsibility is to establish Enron's compensation strategy and ensure that the senior executives of Enron and its wholly-owned affiliates are compensated effectively in a manner consistent with the stated compensation strategy of Enron, internal equity considerations, competitive practice and the requirements of appropriate regulatory bodies. In meeting eleven times during the year ended December 31, 1994, the Compensation Committee also continued to monitor and approve awards earned pursuant to Enron's comprehensive executive compensation program. The Compensation Committee is currently composed of Messrs. LeMaistre (Chairman), Belfer, Duncan and Foy.

     The Finance Committee serves as a monitor of Enron's financial activities. In meeting three times during the year ended December 31, 1994, the Finance Committee reviewed the financial plans and proposals of management, as well as recommended action with regard thereto to the Board of Directors. The Finance Committee is currently composed of Messrs. Winokur (Chairman), Blake, Jaedicke, Urquhart and Walker.

     The Nominating Committee has oversight for recruiting and recommending candidates for election to the Board of Directors and evaluation of director performance. In meeting three times during the year ended December 31, 1994, the Committee reviewed information regarding proposed nominees to the Board. The Nominating Committee is currently composed of Messrs. Walker (Chairman), Urquhart and Wakeham and Dr. Gramm.

     During the year ended December 31, 1994, each Director attended at least 75% of the total number of meetings of the Board and the committees on which the Director served.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION

     During 1994, each non-employee director of Enron received a fee of $22,000 for serving as a director. Each non-employee director was also paid $4,000 annually for each committee on which such director served. Chairs of the committees received an additional $2,000 annually. Meeting fees were $1,250 for each Board meeting attended and $1,000 for each committee meeting attended. Total directors' fees paid or deferred in 1994 were $481,002.

     Directors' fees can be deferred to a later specified date under Enron's 1985 Deferral Plan and 1994 Deferral Plan. Under the 1985 Deferral Plan, interest is credited on amounts deferred based on 150% of Moody's seasoned corporate bond yield index, which for 1994 was 12%. Interest was credited at 9% under the 1994 Deferral Plan. One director participated in the 1985 Deferral Plan during 1994 and four Directors participated in the 1994 Deferral Plan. Directors also participated in the Enron Corp. 1988 and 1991 Stock Plans. During 1994, each non-employee director received 490 shares of restricted stock (valued at $29.75 per share on the date of grant) and options to purchase 1,960 shares (with an exercise price of $29.75 per share) pursuant to the 1991 Stock Plan.

REPORT FROM THE COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors is responsible for developing Enron's executive compensation philosophy. It is the duty of the Committee to administer the philosophy and its relationship with the compensation paid to the Chief Executive Officer and each of the other executive officers.

     The basic philosophy behind executive compensation at Enron is to reward the executive's performance that creates long-term stockholder value. This pay-for-performance tenet is embedded in most aspects of an executive's total compensation package. Salary increases, annual incentive awards and long-term incentive grants are reviewed annually to ensure consistency with Enron's total compensation philosophy.

  Base Salary

     All decisions regarding base salary are made based upon individual performance as measured against pre-established individual objectives and competitive practice as measured by annual compensation surveys. Base salaries are targeted at the median of an industry comparator group, comparable to the peer group reflected in the proxy performance graph.

  Annual Incentive Awards

     The annual incentive plan is funded as a percent of after-tax net income as approved by the Committee each year based upon company performance and competitive industry practice. Downward adjustment of the fund is at the sole discretion of the Committee based on performance against other goals such as cash flow, strengthening the balance sheet and total stockholder return. These factors are not weighted, but are applied at the sole discretion of the Committee. However, upward adjustment of the fund, over the formula-driven amount, is not allowed. Since Enron's performance goal is net income, the fund increases or decreases based on Enron's earnings performance. All decisions regarding individual incentive awards are made based upon individual performance as measured against pre-established individual objectives and competitive practice as measured by annual compensation surveys, but in no event will an individual incentive award exceed a specified percent of after-tax net income as pre-established annually by the Committee. Annual incentive awards are intended to result in total direct compensation (base plus annual incentive) at the top quartile of the industry comparator group, given top quartile performance. Based on the last compensation survey, this objective was met.

  Long-Term Incentive Grants

     Long-term incentive grants are made annually to each executive and are targeted at the top quartile of the industry comparator group. One-half of the grants' intended value is made in performance units under Enron's performance unit plan and one-half is made in stock options. Aggregate stock holdings of the executives have no bearing on the size of long-term incentive grants. Occasionally, restricted stock is granted for specific reasons, such as: (i) individual performance, (ii) company performance, (iii) to accommodate special situations such as promotions, (iv) in lieu of other benefits or (v) to remain market competitive.

     Enron's long-term incentive program is focused on increasing stockholder value. For example, performance units compare Enron's total stockholder return versus peer group performance over a four-year period. In order for top quartile compensation to be realized, Enron's total stockholder return must rank at least third among the peer group of 12 companies. Stock options are granted at market price. Thus, for any compensation to be realized pursuant to stock options, the market price of Common Stock must increase.

  Total Compensation

     Approximately 70% of the total compensation of Enron's most senior executives is "at risk", based strictly upon the performance of Enron and return to the stockholders. Also, two significant elements in the employee benefit package, the ESOP and Enron Corp. Savings Plan (which together own almost 14% of Common Stock), are driven by increasing stockholder value. Scheduled allocations of shares of Common Stock to participants in the ESOP ended with the 1994 allocation. As a means of continuing to link a portion of compensation to the value of Common Stock, all eligible employees received a stock option grant, under the new All Employee Stock Option Program, on December 30, 1994. This grant is intended to replace the allocation of shares of Common Stock to the ESOP savings subaccount for the next six years and is aimed at continuing to build upon our existing strong employee/stockholder alignment, which we believe continues to be a key factor in creating long term stockholder value.

     Inherent in this "at-risk" component is a heavy weighting toward long-term performance. At Enron, long-term incentives for the most senior executives are more than double the size of annual incentives. We believe this feature provides Enron management with a long-term strategic incentive that will encourage the continued creation of stockholder value. In addition, the executives who are employees and are listed in Enron's annual report to stockholders are each expected to hold Enron stock having a value of at least their annual salary.

     The Committee has access to Hewitt Associates, a national consulting firm experienced in executive compensation, other nationally recognized compensation consulting firms, national compensation surveys and Enron's financial records. Each year the Committee reviews each element of compensation to ensure that the total compensation delivered is reflective of company performance with input on market competitiveness. The executive compensation program is designed to provide top quartile compensation for top quartile performance. In the last review, the Committee confirmed that the executive compensation program was meeting the targeted objective.

  Chief Executive Officer Compensation

     As part of an annual review, the Committee applies the executive compensation philosophy to the total compensation package of the Chief Executive Officer and the other executives. Mr. Lay did not receive an increase to his base salary during 1994, as a result of a decision by management that no merit increases would be given in 1994 due to a special Enron stock allocation, using previously existing ESOP shares, to the ESOP savings subaccount for all employees. In recognition of Enron's superior performance relative to its peer group, Mr. Lay received a cash annual incentive award of $1,200,000 and a stock option grant, at market value, of 55,385 shares. The Committee determined the amount of the annual incentive award taking into consideration the annual performance report presented by management, which reflected Enron's 17.2% increase in net income and, omitting special one-time items, an increase in earnings from operations of 14.8%. In addition, Enron's total stockholder return for 1994 was 7.8% as compared to the S&P 500 annual return of 1.2% and a negative 4.3% annual return for industry peers.

     Mr. Lay also received a cash payment of $930,000 under the Performance Unit Plan for the 1991-1994 performance period. Payments are made under the Performance Unit Plan only if Enron's total stockholder returns are greater than returns stockholders would have received if they invested in stock of industry peers. The payout for the measurement period from 1991-1994 reflected Enron's return to its stockholders of 103.55% compared with 13.92% for industry peers, 46.70% for the S&P 500, and 16.07% for 90-day U.S. Treasury Bills. This performance earned Enron a ranking of Number 1 and valued the units at $2.00.

     During 1994, grants of stock options and performance units were made to Mr. Lay, consistent with the design of the long-term incentive program. In addition, Mr. Lay received a grant of stock options on December 30, 1994, under the All Employee Stock Option Program mentioned above. On February 8, 1994, Mr. Lay received a grant of 1,200,000 stock options, at market value, coincident with renewing his employment contract through February 8, 1999. The special stock option award has performance-based vesting features, provided Enron achieves its aggressive target of 15% annual compounded growth in earnings per share. The special performance-based vesting feature for 1994 was triggered due to Enron achieving a 16.1% increase in earnings per share. The Committee believes this significant stock option grant provides the necessary linkage between stockholder return and management rewards.

     Also during 1994, Mr. Lay waived certain post-retirement executive supplemental benefits in exchange for split dollar life insurance. An independent firm certified that the exchange is cost neutral to Enron on a present value basis.

  Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code ("Section 162(m)"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to a company's Chief Executive Officer and four other most highly compensated executive officers, as reported in its

Proxy Statement. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Enron has structured the performance-based portion of the compensation of its executive officers (which currently consists of stock option grants, certain restricted stock grants, performance unit grants and annual incentive awards) in a manner that complies with the statute. The Amended and Restated 1991 Stock Plan, the Annual Incentive Plan and the Performance Unit Plan were presented to and approved by stockholders at the 1994 annual meeting. Due to the need to make a technical clarification, the Performance Unit Plan is being re-submitted to stockholders for approval in the 1995 Proxy Statement. The amended and restated Performance Unit Plan is substantially the same plan for which stockholder approval was obtained by more than 80% of the vote at the 1994 annual meeting, except that it is now made clear that failure of the stockholders to approve the plan precludes Enron from making any payment to employees eligible under such plan with respect to grants made on or after January 1, 1994. Occasionally, Enron may grant restricted stock for specific reasons which would not qualify as performance-based compensation.

  Summary

     Executive compensation at Enron is taken seriously by the Committee, the Board of Directors and senior management. The Committee believes that there has been a strong link between the success of the stockholder and the rewards of the executives. This success is evidenced by the increase in stockholder value from 1989 to 1994, during which time a stockholder who invested $100 in Enron Common Stock would have received $249.59, or a 150% increase in value, compared to 52% for the S&P 500 and a negative 16% for industry peers. The Committee believes that with the present plan designs, management will continue to strive to increase stockholder value.

Compensation Committee

Charles A. LeMaistre (Chairman)
Robert A. Belfer
John H. Duncan
Joe H. Foy

COMPARATIVE STOCK PERFORMANCE

     The performance graph shown below was prepared by Value Line, Inc., for use in this proxy statement. As required by applicable rules of the Securities and Exchange Commission (the "SEC"), the graph was prepared based upon the following assumptions:

        1. $100 was invested in Enron Common Stock, the S&P 500 and the Peer Group (as defined below) on December 31, 1989.

        2. The Peer Group investment is weighted based on the market capitalization of each individual company within the Peer Group at the beginning of each year.

        3. Dividends are reinvested on the ex-dividend dates.

     The companies that comprise Enron's Peer Group are as follows: Burlington Resources Inc.; Coastal Corp.; Columbia Gas Systems, Inc.; Consolidated Natural Gas Co.; NorAm Energy Corp.; Occidental Petroleum Corp.; Panhandle Eastern Corp.; Sonat Inc.; Tenneco, Inc.; Transco Energy Company; and The Williams Companies, Inc.

     Although this method of calculating stockholder return differs from the method that Enron uses for purposes of its Performance Unit Plan, it does display a similar trend.

                             [PERFORMANCE GRAPH]

 Measurement Period
(Fiscal Year Covered)                Enron Corp.       S&P 500        Peer Group
1989                                       100             100             100
1990                                     99.40           96.83           79.37
1991                                    132.21          126.41           68.08
1992                                    180.71          136.25           77.64
1993                                    231.28          150.00           90.89
1994                                    249.59          151.73           84.11

EXECUTIVE COMPENSATION

     The following table summarizes certain information regarding compensation paid or accrued during each of Enron's last three fiscal years to Enron's Chief Executive Officer and each of Enron's four other most highly compensated executive officers (the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION                      LONG-TERM COMPENSATION
                                -------------------------------------      --------------------------------------
                                                            OTHER                         SECURITIES                   ALL OTHER
                                                            ANNUAL          RESTRICTED    UNDERLYING      LTIP        COMPENSATION
 NAME & PRINCIPAL                SALARY       BONUS      COMPENSATION         STOCK        OPTIONS/      PAYOUTS      ------------
     POSITION           YEAR       $            $           ($)(1)         AWARDS($)(2)    SARS (#)        ($)           ($)(4)
-------------------     ----    --------    ----------   ------------      ------------   ----------     --------     ------------
Kenneth L. Lay........  1994    $990,000    $1,200,000     $296,630        $   69,680      1,416,615     $930,000      $  311,837
 Chairman of the Board  1993    $960,000    $1,040,000     $375,232        $1,283,250        648,000     $900,000      $1,137,035
 and Chief Executive    1992    $875,000    $1,100,000     $326,709        $   60,270        187,500     $739,200      $   35,624
 Officer

Richard D. Kinder.....  1994    $660,044    $  840,000     $124,366        $   42,210      1,161,125     $680,000      $   87,872
 President and Chief    1993    $640,044    $  720,000     $218,410        $  853,688        433,233     $550,044      $  404,913
 Operating Officer      1992    $583,377    $  750,000     $100,344        $   32,646        125,000     $475,200      $   35,624

Ronald J. Burns.......  1994    $445,000    $  376,000     $ 80,735        $   24,455        282,885     $375,000      $   31,572
 Managing Director,     1993    $433,333    $  320,000     $129,212        $  426,844        199,950     $216,810      $   41,907
 North American         1992    $368,021    $  325,000     $ 46,089        $   11,839         62,500     $208,440      $   35,624
 Operations, Enron
 Capital & Trade
 Resources

Edmund P. Segner, III.  1994    $350,000    $  300,000     $ 10,500        $   16,583        225,895     $200,000      $   31,572
 Executive Vice         1993    $297,500    $  260,000     $  8,450        $  511,125        240,000     $ 70,070      $   41,907
 President and Chief    1992    $195,631    $  250,000     $  8,400        $       --         41,700     $ 67,376      $   30,679
 of Staff

Rodney L. Gray........  1994    $350,000    $  288,000     $ 10,500        $  331,483        375,895(3)  $175,000      $   31,572
 Managing Director,     1993    $287,292    $  260,000     $  6,250        $  266,438        252,950     $ 84,150      $   41,907
 International          1992    $187,545    $  165,000     $  5,100        $       --         29,200     $ 80,904      $   29,303
 Operations, Enron
 Capital & Trade
 Resources

------------

(1) Includes "Perquisites and Other Personal Benefits" if value is greater than the lesser of $50,000 or 10% of reported salary and bonus. Personal plane usage of $147,919 has been reported for Mr. Lay. Also, Enron maintains three deferral plans for key employees under which payment of base salary, annual bonus and long-term incentive awards may be deferred to a later specified date. Under the 1985 Deferral Plan, interest is credited on amounts deferred based on 150% of Moody's seasoned corporate bond yield index with a minimum rate of 12%, which for 1992 was 13.845%, for 1993 was 12.825% and for 1994
    was the minimum of 12.0%. Interest in excess of 120% of the December, 1993 long-term Applicable Federal Rate ("AFR") (7.29%) has been reported as Other Annual Compensation for 1994, interest in excess of 120% of the December, 1992 long-term AFR (8.5%) has been reported as Other Annual Compensation for 1993, and interest in excess of 120% of the December, 1991 long-term AFR (9.5%) has been reported as Other Annual Compensation for 1992. No interest has been reported as Other Annual Compensation under the 1992 Deferral Plan, which credits interest at Enron's mid-term borrowing rate, since the crediting rates for 1992, 1993 and 1994 of 7.5%, 7.06%, and 6.0%
    respectively, did not exceed 120% of the AFR. No interest has been reported as Other Annual Compensation under the 1994 Deferral Plan, because none of the Named Officers participates in this plan. Other Annual Compensation also includes miscellaneous cash payments for items such as cash perquisite allowances and lost benefits due to statutory earnings limits.

(2) Restricted stock awards granted to Messrs. Lay, Kinder and Burns on January 2, 1992, vested 100% on December 14, 1992. Vesting of all unvested restricted stock granted before December, 1992 was accelerated to December, 1992. Restricted stock awards to the Named Officers on February 7, 1994, were provided to compensate for lost benefits due to statutory earnings limits and became 50% vested on August 7, 1994, and 50% vested on February 7, 1995. Dividend equivalents accrued from date of grant and were paid upon vesting. The following is the aggregate total of shares in unreleased restricted stock holdings and their value as of December 31, 1994, for each of the Named Officers: Mr. Lay, 38,800 shares valued at $1,183,400; Mr. Kinder, 25,750 shares valued at $785,375; Mr. Burns, 12,925 shares valued at $394,213; Mr. Segner, 15,287 shares valued at $466,254; and Mr. Gray, 17,487 shares valued at $533,354.

(3) Options granted to Mr. Gray in 1994 include options for 150,000 common shares of Enron Global Power & Pipelines L.L.C. ("EPP") granted on November 15, 1994, at EPP's initial public offering price of $24 per share.
                                             (Notes continued on following page)

(4) The amounts shown include the value, as of year-end 1992, 1993 and 1994 of Enron Common Stock allocated during those years to employees' savings subaccounts under Enron's Employee Stock Ownership Plan. Included in 1994 is a special allocation made in February, 1994 to employees' savings subaccounts under Enron's Employee Stock Ownership Plan in lieu of a merit increase in 1994 and a special allocation made in December, 1994 to a special allocation subaccount. Also included in 1994 for Mr. Lay is $1,944 that is attributable to term life insurance coverage pursuant to a split-dollar life insurance arrangement, and $278,321, representing the remainder of the annual premium that was provided in exchange for forfeiture by Mr. Lay of post-retirement executive supplemental survivor benefits and executive supplemental retirement benefits. Also included in 1994 for Mr. Kinder is a cash payment of $56,300 provided for payment of life insurance premiums on policies already held by Mr. Kinder in exchange for forfeiture by Mr. Kinder of post-retirement executive supplemental survivor benefits. An independent firm has certified that both of the benefit exchanges are cost neutral to Enron. (See "Employment Contracts" on page 22 for explanation of the benefit exchanges.) Also included in 1993 are cash payments to Messrs. Lay and Kinder of $1,095,128 and $363,006, respectively, that were made pursuant to the terms of their advances which were used to purchase Common Stock in 1989. (See "Employment Contracts" on page 22.)

STOCK OPTION GRANTS DURING 1994

     The following table sets forth information with respect to grants of stock options pursuant to Enron's stock plans to the Named Officers reflected in the Summary Compensation Table. No stock appreciation rights were granted during 1994.

                                  INDIVIDUAL GRANTS
                         -----------------------------------
                                          % OF
                                         TOTAL
                         NUMBER OF    OPTIONS/SARS
                         SECURITIES     GRANTED                                     POTENTIAL REALIZABLE VALUE AT
                         UNDERLYING       TO                                           ASSUMED ANNUAL RATES OF
                         OPTIONS/      EMPLOYEES    EXERCISE                           STOCK PRICE APPRECIATION
                           SARS           IN        OR BASE                              FOR OPTION TERM(10)
                          GRANTED       FISCAL       PRICE        EXPIRATION  --------------------------------------------
          NAME            (#)(1)         YEAR        ($/SH)         DATE      0%(9)         5%                  10%
------------------------ ---------      ------      --------      --------    -----    --------------     ----------------
Kenneth L. Lay..........    84,000(2)    0.53%      $33.5000      02/07/04    $  --    $    1,769,709      $     4,484,791
                         1,200,000(3)    7.59%      $34.0000      02/08/01    $  --    $   16,609,697      $    38,707,658
                            90,280(4)    0.57%      $30.5000      12/30/04    $  --    $    1,731,688      $     4,388,439
                            42,335(5)    0.27%      $30.5000      12/30/04    $  --           812,040      $     2,057,870
Richard D. Kinder.......    55,670(2)    0.35%      $33.5000      02/07/04    $  --    $    1,172,854      $     2,972,242
                         1,000,000(3)    6.33%      $34.0000      02/08/01    $  --    $   13,841,414      $    32,256,381
                            77,780(4)    0.49%      $30.5000      12/30/04    $  --    $    1,491,922      $     3,780,824
                            27,675(5)    0.18%      $30.5000      12/30/04    $  --           530,842      $     1,345,260
Ronald J. Burns.........    14,770(6)    0.09%      $33.5000      02/07/99    $  --    $      136,703      $       302,077
                            25,000(2)    0.16%      $34.0000      02/08/04    $  --    $      534,560      $     1,354,681
                           200,000(7)    1.27%      $29.3750      05/02/04    $  --    $    3,694,756      $     9,363,237
                            25,000(4)    0.16%      $30.5000      12/30/04    $  --    $      479,533      $     1,215,230
                            18,115(5)    0.11%      $30.5000      12/30/04    $  --           347,469      $       880,556
Edmund P. Segner, III...    12,000(6)    0.08%      $33.5000      02/07/99    $  --    $      111,065      $       245,425
                            25,000(2)    0.16%      $34.0000      02/08/04    $  --    $      534,560      $     1,354,681
                           150,000(7)    0.95%      $29.3750      05/02/04    $  --    $    2,771,067      $     7,022,428
                            25,000(4)    0.16%      $30.5000      12/30/04    $  --    $      479,533      $     1,215,230
                            13,895(5)    0.09%      $30.5000      12/30/04    $  --           266,524      $       675,424
Rodney L. Gray..........    12,000(6)    0.08%      $33.5000      02/07/99    $  --    $      111,065      $       245,425
                           200,000(7)    1.27%      $29.3750      05/02/04    $  --    $    3,694,756      $     9,363,237
                            13,895(5)    0.09%      $30.5000      12/30/04    $  --    $      266,524      $       675,424
                           150,000(8)   23.66%(8)   $24.0000      11/15/04    $  --    $    2,264,025      $     5,737,470
All Employee and
  Director Optionees.... 15,805,680(11)   100%      $31.1896(12)       N/A    $  --    $  310,028,413(13)  $   785,671,903(13)
All Stockholders........       N/A         N/A           N/A           N/A    $  --    $4,936,601,889(13)  $12,510,303,030(13)
Optionee Gain as % of
  All Stockholders
  Gain..................       N/A         N/A           N/A           N/A      N/A            6.28%               6.28%

                                             (Footnotes begin on following page)

---------------

 (1) If a "change of control" (as defined in the 1991 Stock Plan) were to occur before the options become exercisable and are exercised, the vesting described below will be accelerated and all such outstanding options shall be surrendered and the optionee shall receive a cash payment by Enron in an amount equal to the value of the surrendered options (as defined in the 1991 Stock Plan).

 (2) Options granted to Messrs. Lay and Kinder on February 7, 1994 and Messrs. Burns and Segner on February 8, 1994 represent the 1994 stock option grant under the Long-Term Incentive Program. The options became 20% vested on August 7 and 8, 1994, respectively, and were first exercisable on those dates, with an additional 20% becoming exercisable on the anniversary of the date of grant until February 7 and 8, 1998, respectively.

 (3) Represents options granted pursuant to renewal of employment contracts. These options became 20% vested on August 8, 1994 and were first exercisable on that date, with the remaining 80% becoming vested on December 8, 2000. Based on attainment of 15% annual growth in earnings per share, the vesting may be accelerated such that one-third of remaining shares would vest at year-end 1994, 1995 and 1996. One-third of the shares became vested at year-end 1994 due to Enron achieving a 16.1% increase in earnings per share.

 (4) Represents the 1995 stock option grant under the Long-Term Incentive Program. Beginning with 1995 grants, the grant date has been changed from early February to the last trading day of the prior year, due to regulations under Section 162(m). Therefore, 1994 was the transition year, resulting in two long-term incentive grants being awarded. Options will become 20% vested on June 30, 1995 and will first be exercisable on that date with an additional 20% becoming exercisable on the anniversary of the date of grant until December 30, 1998.

 (5) Represents options granted under the All Employee Stock Option Program. Options will become 20% vested on June 30, 1995 and will first be exercisable on that date with an additional 20% becoming exercisable on the anniversary of the first vesting until June 30, 1999.

 (6) Represents bonus stock options that are five year grants and became 100% vested on August 7, 1994.

 (7) Represents options granted pursuant to extensions of employment contracts. These options became 20% vested on November 2, 1994 and were first exercisable on that date with the remaining 80% becoming vested on May 2, 2002. Vesting for these grants can be accelerated based on attainment of individual company earnings targets so that 20% would vest at the end of 1994, 1995, 1996, and 1997 as follows: Mr. Burns for Enron Capital & Trade Resources ("ECT") performance; Mr. Segner for Enron Corp. performance; and Mr. Gray for ECT International Operations performance. The first 20% did vest at year-end 1994 based on attainment of company earnings targets.

 (8) Represents options to purchase EPP shares and shows the grant as a percentage of all EPP options granted (633,980).

 (9) An appreciation in stock price, which will benefit all stockholders, is required for optionees to receive any gain. A stock price appreciation of zero percent would render the option without value to the optionees.

(10) The dollar amounts under these columns represent the potential realizable value of each grant of options assuming that the market price of Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the price of Common Stock.

(11) Includes shares issued on December 30, 1994 under the All Employee Stock Option Program, which replaced allocations to the Employee Stock Ownership Plan savings subaccount for eligible employees for the years 1995 through 2000. Eligible employees are defined as regular full-time employees and regular part-time employees who have worked 1,000 hours, who are on the U.S. or Canadian payroll, excluding employees of Enron Oil & Gas and EOTT Energy.

(12) Weighted average exercise price of all Enron stock options granted to employees in 1994.

(13) Appreciation for All Employee and Director Optionees is calculated using the maximum allowable option term of 10 years, even though in some cases the actual option term is less than 10 years. Appreciation for all stockholders is calculated using an assumed ten-year option term, the weighted average exercise price for All Employee and Director Optionees ($31.1896) and the number of shares of Common Stock issued and outstanding on December 31, 1994 (251,674,835).

AGGREGATED STOCK OPTION/SAR EXERCISES DURING 1994 AND STOCK OPTION/SAR VALUES AS OF DECEMBER 31, 1994

     The following table sets forth information with respect to the Named Officers concerning the exercise of SARs and options during the last fiscal year and unexercised options and SARs held as of the end of the fiscal year:

                                      SHARES
                                   ACQUIRED ON        VALUE
              NAME                 EXERCISE (#)     REALIZED ($)
---------------------------------  ------------     ------------
Kenneth L. Lay...................    336,400        $6,653,025
Richard D. Kinder................     48,000        $1,050,000
Ronald J. Burns..................     80,000        $1,496,800
Edmund P. Segner, III............     25,800        $  426,413
Rodney L. Gray -- Enron Corp. ...         --        $       --
                  EPP............         --        $       --


                                        NUMBER OF SECURITIES
                                       UNDERLYING UNEXERCISED
                                          OPTIONS/SARS AT
                                         DECEMBER 31, 1994
                                   -----------------------------
             NAME                  EXERCISABLE     UNEXERCISABLE
---------------------------------  -----------     -------------
Kenneth L. Lay...................   1,152,100        1,626,015
Richard D. Kinder................   1,170,570        1,262,788
Ronald J. Burns..................     517,850          420,585
Edmund P. Segner, III............     143,000          350,235
Rodney L. Gray -- Enron Corp. ...     160,991          376,094
                  EPP.............         --          150,000


                                          VALUE OF UNEXERCISED
                                          IN-THE-MONEY OPTIONS/
                                        SARS AT DECEMBER 31, 1994
                                      -----------------------------
              NAME                    EXERCISABLE     UNEXERCISABLE
---------------------------------     -----------     -------------
Kenneth L. Lay...................     $11,457,900      $2,840,100
Richard D. Kinder................     $14,057,382      $1,926,890
Ronald J. Burns..................     $ 6,336,621      $1,769,276
Edmund P. Segner, III............     $   351,750      $1,026,755
Rodney L. Gray -- Enron Corp. ...     $   889,282      $  742,499
                  EPP.............    $        --      $       --


LONG-TERM INCENTIVE PLAN -- AWARDS IN 1994

     The following table provides information concerning awards of performance units under Enron's Performance Unit Plan during 1994. Grants are made at the beginning of each fiscal year and each unit is assigned a value of $1.00. The units are subject to a four-year performance period, at the end of which Enron's cumulative quarterly total stockholder return is compared to that of the 11 peer companies included in the Peer Group. At that time, the units are assigned a value ranging from $0 to $2.00 based on the rank of Enron's stockholder return within the Peer Group. To be valued at the maximum of $2.00, Enron must rank first, and to be valued at the target of $1.00, Enron must rank third. Regardless of Enron's rank, Enron's cumulative quarterly stockholder return must be above the cumulative return on 90-day U.S. Treasury Bills over the same performance period in order for any value to be assigned.

                                      NUMBER                       ESTIMATED FUTURE PAYOUTS
                                        OF        PERFORMANCE     UNDER NON-STOCK PRICE-BASED
                                      SHARES,      OR OTHER                 PLANS
                                     UNITS OR    PERIOD UNTIL    ---------------------------
                                      OTHER      MATURATION       THRESHOLD        TARGET
               NAME                 RIGHTS (#)     PAYOUT         ($ OR #)        ($ OR #)
----------------------------------  ----------   ------------    -----------     -----------
Kenneth L. Lay....................  756,000         4 years       $   --          $  756,000
Richard D. Kinder.................  501,000         4 years       $   --          $  501,000
Ronald J. Burns...................  225,000         4 years       $   --          $  225,000
Edmund P. Segner, III.............  225,000         4 years       $   --          $  225,000
Rodney L. Gray(1).................       --            --         $   --          $       --


                                      MAXIMUM
               NAME                   ($ OR #)
----------------------------------   ----------
Kenneth L. Lay....................   $1,512,000
Richard D. Kinder.................   $1,002,000
Ronald J. Burns...................   $  450,000
Edmund P. Segner, III.............   $  450,000
Rodney L. Gray(1).................   $       --

---------------
(1) Pursuant to Mr. Gray's employment agreement, he does not receive performance units, (See "Employment Contracts" on page 24.)

RETIREMENT AND SEVERANCE PLANS

     For many years, Enron has maintained a Retirement Plan to provide retirement income for employees of Enron and its subsidiaries. Accrual of benefits under the Retirement Plan was temporarily suspended effective December 31, 1994 in connection with Enron's intent to convert the plan's benefit formula from a final average pay formula (the "Pre-1995 Formula") to a career average pay, cash balance formula (the "Post-1994 Formula").

     The Pre-1995 Formula is designed to provide monthly retirement income for each covered employee in an amount equal to 1.45% of an employee's final average pay multiplied by such employee's years of accrual service not in excess of 25 years, plus .45% of final average pay multiplied by accrual service in excess of 25 years up to a maximum of 10 years, plus .45% of final average pay in excess of the integration level multiplied by accrual service not in excess of 35 years, plus 1% of final average pay multiplied by accrual service in excess of 35 years. Final average pay is the average of an employee's monthly compensation either for any period of sixty consecutive months that occurs during the last 120 months of vesting service and for which such employee's average monthly compensation is the highest, or for the period of such employee's vesting service if less than 60 months. The integration level is the lesser of 125% of compensation covered by Social Security for an employee attaining the Social Security retirement age, or the FICA taxable wage base in effect, in the Plan year in which the employee terminates employment.

     Subject to adoption of an amendment to the Retirement Plan by Enron's Board of Directors, Enron intends to change the Plan's benefit accrual formula to the Post-1994 Formula, under which covered employees will accrue an annual benefit equal to an account balance of 5% of base pay. Each employee's accrued benefit will be credited with interest based on 10-year Treasury Bond yields. Benefit accrual under the Post-1994 Formula will commence in Plan year 1996.

     Directors who are not employees are not eligible to participate in the Retirement Plan.

     Benefits accrued under the Retirement Plan after 1986 and before 1995 are offset by the value of Common Stock allocated to an employee's retirement subaccount in Enron's Employee Stock Ownership Plan. In addition, Enron has a Supplemental Retirement Plan that is designed to assure payments to certain employees of that retirement income that would be provided under the Retirement Plan except for the dollar limitation on accrued benefits imposed by the Internal Revenue Code of 1986, as amended, and a Pension Program for Deferral Plan Participants that provides supplemental retirement benefits equal to any reduction in benefits due to deferral of salary into Enron's Deferral Plans.

     The following table sets forth the estimated annual benefits payable under normal retirement at age 65, assuming current remuneration levels without any salary projection, and participation until normal retirement at age 65, with respect to the Named Officers under the provisions of the foregoing retirement plans:

                                                          ESTIMATED
                                               CURRENT    CREDITED      CURRENT        ESTIMATED
                                               CREDITED   YEARS OF    COMPENSATION   ANNUAL BENEFIT
                                               YEARS OF    SERVICE      COVERED       PAYABLE UPON
                                               SERVICE    AT AGE 65     BY PLANS       RETIREMENT
                                               --------   ---------   ------------   --------------
    Mr. Lay..................................    17.9        30.2       $990,000        $437,813
    Mr. Kinder...............................    14.1        28.9       $660,044        $264,317
    Mr. Burns................................    20.6        43.4       $445,000        $299,774
    Mr. Segner...............................     6.9        30.7       $350,000        $154,755
    Mr. Gray.................................     6.8        29.1       $350,000        $144,396

NOTE: The estimated annual benefits payable are based on the straight life annuity form without adjustment for any offset applicable to a participant's retirement subaccount in Enron's Employee Stock Ownership Plan.

ENRON'S SEVERANCE PAY PLAN

     Enron's Severance Pay Plan, as amended, provides for the payment of benefits to employees who are terminated for failing to meet performance objectives or standards, or who are terminated due to reorganization or economic factors. The amount of benefits payable for performance related terminations is based on length of service and may not exceed six weeks' pay. For those terminated as the result of reorganization or economic circumstances, the benefit is based on length of service and amount of pay up to a maximum payment of 26 weeks of base pay. If the employee signs a Waiver and Release of Claims Agreement, the severance pay benefits are doubled. In the event of an unapproved change of control of Enron, any employee who is involuntarily terminated within two years following the change of control will be eligible for severance benefits equal to two weeks of base pay multiplied by the number of full or partial years of service, plus one month of base pay for each $10,000 (or portion of $10,000) included in the employee's annual base pay, plus one month of base pay for each five percent of annual incentive award opportunity under any approved plan. The maximum an employee can receive is 2.99 times the employee's average annual base pay over the past five years.

     Messrs. Burns, Segner and Gray participate in the Executive Supplemental Survivor Benefit Plan. Both Messrs. Lay and Kinder have waived their participation in lieu of life insurance premiums. In the event of death after retirement, the Plan provides an annual benefit to the participant's beneficiary equal to 50 percent of the participant's annual base salary at retirement, paid for 10 years. The Plan also provides that in the event of death before retirement, the participant's beneficiary receives an annual benefit equal to 30% of the participant's annual base salary at death, paid for the life of the participant's spouse (but for no more than 20 years in some cases). Mr. Lay has an agreement which was entered into with Houston Natural Gas Corporation for an annual benefit equal to 30% of his annual base salary at death, paid for the life of his spouse. Mr. Kinder has an agreement which was entered into with Houston Natural Gas Corporation for an annual benefit equal to 30% of his annual base salary at death, paid for the life of his spouse and an agreement with Houston Natural Gas Corporation which will provide Mr. Kinder with an annual retirement benefit increase of 5% for up to 13 years or until his total retirement benefit, as supplemented, equals 60% of his annual base salary at retirement after reaching age 60.

EMPLOYMENT CONTRACTS

     Mr. Lay entered into an employment agreement with Enron in September, 1989. The agreement was renewed for an additional five years in February, 1994, and provides for (i) a fixed annual salary of $990,000 and (ii) a stock option grant of 1,200,000 shares of Common Stock pursuant to the Enron Corp. 1991 Stock Plan. Mr. Lay has the option to terminate the agreement as of February 8, 1997.

     Mr. Kinder entered into an employment agreement with Enron in September, 1989. The agreement was renewed for an additional five years in February, 1994 and provides for (i) a minimum annual salary of $660,000 and (ii) a stock option grant of 1,000,000 shares of Common Stock pursuant to the Enron Corp. 1991 Stock Plan. Mr. Kinder has the option to terminate the agreement as of February 8, 1997.

     The stock option grants provided to Messrs. Lay and Kinder pursuant to the 1991 Stock Plan in the above described employment agreements vest 20% on the date of grant and 100% after 6 years and 10 months from the date of grant. However, if 15% annual earnings per share growth targets are achieved, the options granted under the 1991 Stock Plan vest 20% on the date of grant and the remaining vest 33 1/3% on each of the first, second, and third anniversaries from the date of grant. If Mr. Lay or Mr. Kinder leaves Enron prior to full vesting of the options granted under the 1991 Stock Plan, then no further vesting will occur, but all vested options will be exercisable through February 7, 2001.

     Pursuant to the terms of his original 1989 employment agreement, Mr. Lay received an advance of $5 million to be used to purchase shares of Common Stock (which shares are pledged as collateral) and a loan commitment of $2.5 million. Pursuant to the terms of his original 1989 employment agreement, Mr. Kinder received an advance of $3 million to be used to purchase shares of Common Stock (which shares are pledged as collateral) and a loan commitment of $1.5 million. Under the terms of the advances, Messrs. Lay and Kinder were also entitled to receive payments to equalize the increased value and dividends that would have been realized based on the number of shares of Common Stock they agreed to buy at a fixed price of $12.50 per share and the number of shares they were actually able to buy in the open market at varying prices above $12.50. Such payments were made in 1993. Messrs. Lay and Kinder each received the full principal amounts of their respective advances and loans in 1989. The advances and loans bear interest (during 1994, at an average annual rate of 6.54%) and are collateralized with Common Stock and personal property.

     During 1994, the balance of Mr. Lay's advance was $4,999,975. Under the terms of Mr. Lay's renewed agreement, on March 25, 1994, Mr. Lay repaid all outstanding advances and loans, including principal and interest. Mr. Lay was then provided with a new non-collateralized, interest bearing line of credit (during 1994, at an average annual rate of interest of 6.54%) in an aggregate amount not to exceed $4 million at any time. During 1994, the highest amount of Mr. Lay's outstanding loan balance was $4,000,000. As of February 28, 1995, the balance on such loan was $1,893,000. Mr. Lay paid Enron $297,402 as interest in 1994 pursuant to his advance and loan agreements.

     During 1994, the balance of Mr. Kinder's advance and loan remained at $1,553,086 and $1,500,000 respectively. Interest in the amount of $106,679 and $98,188 accrued in 1994 on Mr. Kinder's advance and loan, respectively. Unpaid interest continues to accrue and is payable on or before February 8, 1999. The loans and advances mature on February 8, 1999, and if the shares of Common Stock pledged as collateral for the advances are insufficient to cover the amount of the advance and accrued interest outstanding, then Mr. Kinder is liable for up to one-third of the advance as well as unpaid interest. In the event of Mr. Kinder's death or permanent disability, his obligation to repay the advance is forgiven. Enron has purchased insurance on Mr. Kinder, with Enron as the owner and beneficiary, which will allow Enron to recover any outstanding advances in the event of the death or permanent disability of Mr. Kinder. Mr. Kinder's renewed agreement provides that, as of February 8, 1997, if mutually satisfactory terms pertaining to his future employment with Enron have not been agreed to by Mr. Kinder and Enron, then the outstanding principal and interest balances of his loan and advance will be forgiven.

     If severance remuneration payable under the agreements is held to constitute "excess parachute payments" and Messrs. Lay or Kinder become liable for any tax penalties imposed thereon, Enron will make a cash payment to them in an amount equal to the tax penalties plus an amount equal to any additional tax for which they will be liable as a result of their receipt of the payment for such tax penalties and payment for such reimbursement for additional tax. Messrs. Lay and Kinder have agreed to noncompete provisions until the end of the term of their employment agreements if they are involuntarily terminated and for two years from the date of any other termination of their employment.

     In 1994, Messrs. Lay and Kinder entered into agreements with Enron under which they forfeited certain executive supplemental benefits in exchange for payment of life insurance premiums. Mr. Lay forfeited post-retirement survivor benefits and supplemental retirement benefits in exchange for payment by Enron of nine annual premiums on a split-dollar life insurance policy. Mr. Kinder forfeited post-retirement survivor benefits in exchange for payment by Enron for nine years to be applied to premiums on life insurance policies already held by Mr. Kinder. An independent firm has certified that the exchanges are cost neutral to Enron on a present value basis.

     Mr. Burns entered into an employment agreement with Enron in July, 1989, which, as amended, provides for a minimum annual salary of $245,000, and contains a loan commitment provision which allows Mr. Burns to borrow up to an aggregate of $1,000,000 from Enron. Mr. Burns received the full principal amount of this loan in August, 1991. The loan bears interest (during 1994, at an average annual rate of 6.54%) and is collateralized with pledged personal properties. Mr. Burns paid $70,000 as interest in 1994 pursuant to this loan agreement. In May, 1994 Mr. Burns' agreement was extended two years, and he was granted 200,000 stock options with vesting tied to ECT earnings performance. These options will vest 20% immediately and 100% eight years from the date of grant. Vesting can be accelerated so that 20% would vest at the end of 1994, 1995, 1996 and 1997 if earnings targets are met. In the event of his involuntary termination, he will receive amounts prescribed in such agreement through the term of the agreement, which expires on August 31, 1998. The employment agreement contains noncompete provisions in the event of Mr. Burns' termination of employment.

     Mr. Segner entered into an employment agreement with Enron in October, 1991, which, as amended, provides for a minimum annual salary of $230,000. In May, 1994, Mr. Segner's agreement was extended two years and he was granted 150,000 stock options with vesting tied to Enron earnings performance. These options will vest 20% immediately and 100% eight years from the date of grant. Vesting can be accelerated so that 20% would vest at the end of 1994, 1995, 1996 and 1997 if earnings targets are met. In the event of his involuntary termination, he will receive amounts prescribed in such agreement through the term of the agreement, which expires on September 30, 1998. The employment agreement contains noncompete provisions in the event of Mr. Segner's termination of employment.

     Mr. Gray entered into an employment agreement with Enron in July, 1993, which provides for a minimum annual salary of $350,000. It also includes the following provisions: (i) The potential to receive 65,800 shares of restricted stock, contingent upon Enron International, a predecessor of ECT, meeting the Board approved earnings target for the previous calendar year, according to the following grant schedule: in February, 1994, 9,400 shares if the 1993 earnings target was met; in February, 1995, 18,800 shares if the 1994 earnings target was met; in February, 1996, 18,800 shares if the 1995 earnings target was met; and in December, 1996, 18,800 shares if the 1996 earnings target was met. If a grant is not made because the previous year's earnings target was missed, the grant can be made in a following February if the earnings target for the year is exceeded by at least the amount of the underage from a previous year. All shares will vest on December 31, 1996. If the value of the 65,800 shares, including accrued dividends, is less than $3,000,000 on December 31, 1996, the difference (prorated for shares not granted) will be made up by Enron. (ii) A grant of 128,000 stock options with a 10 year term vesting 100% eight years from date of grant. Vesting may be accelerated under the following schedule: in February, 1994, one-seventh if the 1993 earnings target was met; in February, 1995, two-sevenths if the 1994 earnings target was met; in February, 1996, two-sevenths if the 1995 earnings target was met;

in December, 1996, two-sevenths if the 1996 earnings target was met. Vesting of stock options has the same carry back provision, relative to missed earning targets as the restricted shares. (iii) No performance unit grants will be made during the term of the agreement. (iv) Payment of annual bonuses during the term of the agreement are at the sole discretion of the Compensation Committee. In May, 1994, Mr. Gray's agreement was extended one year, and he was granted 200,000 stock options with vesting tied to Enron International earnings performance. These options will vest 20% immediately and 100% eight years from the date of grant. Vesting can be accelerated so that 20% would vest at the end of 1994, 1995, 1996 and 1997 if earnings targets are met. Mr. Gray received a personal executive loan from Enron in the amount of $250,000 on August 1, 1994. The loan bears interest at the short-term Applicable Federal Rate compounded semi-annually, which during 1994 was 6.04% and is collateralized with 7,960 shares of Common Stock. Interest in the amount of $6,330 accrued in 1994 on the loan. In the event of his involuntary termination, he will receive amounts prescribed in such agreement through the term of the agreement, which expires on December 31, 1997. The employment agreement contains noncompete provisions in the event of Mr. Gray's termination of employment.

     Subsequent to the formation of ECT through the combination of Enron International and Enron Gas Services, Mr. Gray's employment agreement was assigned to ECT, with contingent grants and acceleration of vesting based on the earnings targets of ECT's international operations. In addition, subsequent to the formation of EPP, of which Mr. Gray is President and Chief Executive Officer, Mr. Gray entered into a separate employment agreement with EPP, which provides that EPP will pay up to two-thirds ( 2/3) of his total base salary, dependent upon the amount of time he dedicates to activities of EPP, and allows for Mr. Gray to receive payments from the EPP Annual Incentive Plan and grants from the EPP 1994 Share Option Plan.

CERTAIN TRANSACTIONS

     During 1994, Enron paid Walker/Potter Associates (formerly Walker/Free Associates), of which Dr. Walker is Chairman, approximately $39,750 in fees relating to governmental relations and tax consulting. The services to be performed by Walker/Potter Associates pursuant to its consulting arrangement do not include, and are in addition to, Mr. Walker's duties as a director of Enron, and the above compensation is in addition to the remuneration payable to Mr. Walker as a member of the Board of Directors.

     Effective August 1, 1991, Enron, Enron Power Corp. (a wholly owned subsidiary of Enron) and John A. Urquhart entered into a Consulting Services Agreement which, as amended, extends through December 31, 1995. Pursuant to the terms of the agreement, Mr. Urquhart serves as Vice Chairman of the Board of Enron and consults with Enron regarding the development and implementation of an integrated strategic international business plan and other matters concerning international business and operations. The Consulting Services Agreement, as amended, contains a retainer fee of $40,000 per month for providing up to 120 days consulting services annually. To the extent that consulting services exceed 120 days, Mr. Urquhart will be paid a daily rate of $4,000. Mr. Urquhart will also be paid for all reasonable out-of-pocket expenses incurred under the agreement. In addition, prior to the amendments described below, Mr. Urquhart was entitled to receive the following incentive compensation: (i) 84,000 Enron Corp. phantom shares valued at $15.25 per share, (ii) a $300,000 consulting services completion bonus, payable upon the earlier of July 31, 1995, or the date no phantom units remain exercisable, reduced by all phantom unit payments received, and (iii) a grant of phantom equity of .1% in Enron Power Corp., pursuant to the provisions of the Enron Power Corp. Executive Compensation

Plan, which shall vest at the end of the term of the Consulting Services Agreement. The Consulting Services Agreement was amended in February 1993 to replace the .1% phantom equity in Enron Power Corp. with 92,000 phantom shares in Enron at a grant price of $28.125. Upon exercise of phantom shares, Mr. Urquhart will receive the difference between the grant price and the fair market value of a phantom share on the date of exercise, defined as the closing price for one share of Common Stock, times the number of phantom shares exercised. The phantom shares will vest 100% one year from date of grant and will expire on August 1, 1995. In return for waiving his phantom equity, Mr. Urquhart will receive cash payments totaling $1,160,000, one-third of which was paid upon execution of the amendment and an additional one-third of which will be paid on each of the first and second anniversaries of execution. The Consulting Services Agreement was further amended in May 1994 to extend the term of both grants of phantom shares to December 31, 1995 and to rescind the $300,000 completion bonus. The services to be performed by Mr. Urquhart pursuant to the Consulting Services Agreement do not include, and are in addition to, his duties as a director of Enron, and the above compensation is in addition to the remuneration payable to Mr. Urquhart as a member of the Board of Directors of Enron. During 1994, Enron paid Mr. Urquhart $596,354 for services rendered (including reimbursement of expenses) under the Consulting Services Agreement. In addition, Mr. Urquhart exercised 56,000 of the 84,000 Enron Corp. phantom shares granted at $15.25 per share. Based on the fair market value on the date of exercise of $31.875, Mr. Urquhart received a cash payment of $931,000.

     Houston Pipe Line Company ("HPL"), a subsidiary of Enron, in the ordinary course of its business, entered into a master gas storage agreement on April 1, 1994, with Bruin Interests, L.L.C. ("Bruin"), of which Mark K. Lay owns a
33 1/3% equity interest. Mark K. Lay is a son of Kenneth L. Lay, Chairman of the Board and Chief Executive Officer of Enron. Bruin (or an assignee of its interest under the agreement) had the right to inject a predetermined quantity of natural gas into an underground storage facility owned by HPL, and thereafter has the right to withdraw such stored natural gas. At the time of execution of the master agreement, Bruin gained the right, through a contemporaneously executed confirmation, to inject up to 8 billion cubic feet of natural gas into the storage facility from April to August of 1994, and to withdraw such gas during the months of December, 1994 and January, 1995. The consideration for such storage service was an $800,000 prepayment to HPL and an obligation to make certain payments to HPL upon withdrawal of the natural gas from the storage facility. The amount of the withdrawal payments depended in part on then prevailing market prices for natural gas. HPL had the option to purchase the natural gas held in storage at an index price for natural gas at the beginning of a given month. Shortly after execution Bruin advised HPL that it desired to assign its interest in the master storage agreement (together with the 8 billion cubic feet transaction confirmation) to a party unaffiliated with Bruin or Enron and that in consideration for such assignment Bruin would receive a portion of the assignee's profits, if any, from its activities associated with the gas storage agreement. HPL consented to such transaction and the assignment was finalized in late April, 1994. Bruin's assignee and HPL have confirmed or are confirming a series of transactions since the assignment in April, 1994 involving the storage of an aggregate of approximately 8.35 billion cubic feet of gas for aggregate fees of approximately $1.16 million.

     It is anticipated that HPL and either Bruin or one of its affiliates will pursue similar transactions during 1995. HPL and Bruin are currently finalizing a transportation agreement, which Enron understands will facilitate possible gas storage transactions between Bruin and Enron. The transportation agreement will provide for interruptible transportation of up to 80,000 million British Thermal Units ("MMBtu") of gas per day. The rates for any gas transportation service under such agreement will be the standard and discounted rates that are available to HPL's customers generally, and it is estimated that the aggregate transportation fees for the four months beginning June 1, 1995 will range from $30,000 to $90,000, depending on the receipt points utilized. Enron believes that the terms of the existing and proposed agreements involving HPL and Bruin are comparable to those available to unaffiliated third parties, and Enron does not intend to engage in any transaction with Bruin except on terms that Enron believes are comparable to those available to unaffiliated third parties.

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires Enron's executive officers and directors, and persons who own more than 10% of a registered class of Enron's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, Enron believes that during 1994, its executive officers, directors and greater than ten percent stockholders complied with all applicable filing requirements, except that Thomas E. White failed to timely file one report for one transaction.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     At December 31, 1994, the Compensation Committee consisted of Messrs. LeMaistre, Belfer, Duncan and Foy. Mr. William A. Anders served on the Compensation Committee until March 14, 1994, at which time Mr. Anders resigned from Enron's Board of Directors and all committees on which he served.

     Until April 1986, Mr. Belfer was an officer of Belco Petroleum Corporation, a wholly owned subsidiary of Enron.

     During 1994 and 1995, Belco Oil & Gas Corp. ("BOGC") entered into natural gas commodity swap agreements and option agreements with Enron Risk Management Services Corp., a wholly owned subsidiary of Enron ("ERMS"). BOGC is wholly owned by Mr. Belfer and members of his family. These agreements were entered into in the ordinary course of business of ERMS, and are on terms that ERMS believes are no less favorable than the terms of similar arrangements with third parties. Pursuant to the terms of these agreements, BOGC has paid ERMS a net amount of approximately $154,000 with respect to 1994. The amount of future payments (as well as whether payments are made by ERMS to BOGC or vice versa) is affected by fluctuations in energy commodity prices. Enron believes that BOGC and ERMS will continue to enter into similar arrangements throughout 1995.

     Enron retains the law firm of Bracewell & Patterson L.L.P. for legal services. During the last fiscal year, Enron and its subsidiaries paid Bracewell & Patterson L.L.P., from which Mr. Foy is a retired partner, legal fees which Enron believes to be reasonable for the services rendered. Until 1979, Mr. Foy was President of Houston Natural Gas Corporation, a predecessor of Enron.

                                    ITEM 2.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     Pursuant to the recommendation of the Audit Committee, the Board of Directors appointed Arthur Andersen LLP, independent public accountants, to audit the consolidated financial statements of Enron for the year ending December 31, 1995.

     Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the Voting Stock present or represented by proxy and entitled to vote at the Annual Meeting. Under Delaware law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved. The Board of Directors recommends ratification by the stockholders of this appointment.

     In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting of Stockholders on May 2, 1995, will be offered the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THIS PROPOSAL.

                                    ITEM 3.

                        APPROVAL OF AMENDED AND RESTATED
                             PERFORMANCE UNIT PLAN

GENERAL

     Stockholder approval of the amended and restated Performance Unit Plan is required if payments from the Performance Unit Plan are to be tax deductible as performance-based compensation under Section 162(m), enacted in 1993 and effective for the 1994 and subsequent tax years. Section 162(m) generally disallows a tax deduction for compensation over $1 million paid to a Named Officer, unless it qualifies as performance-based. Upon approval by Enron's stockholders, the Performance Unit Plan will be considered effective for grants made on or after January 1, 1994. In the event stockholders do not approve the Performance Unit Plan, the plan will not be continued and grants made in 1994 and 1995 will be cancelled. The Compensation Committee believes long-term incentive compensation is an important element of compensation in order to attract and retain highly qualified executive talent and to motivate these executives to achieve long-term financial objectives that create value for stockholders.

     The amended and restated Performance Unit Plan that is subject to stockholder approval is substantially the same plan for which stockholder approval was obtained by more than 80% of the votes at Enron's 1994 Annual Meeting of Stockholders, except that it is now made clear that failure of the stockholders to approve the plan precludes Enron from making any payment to employees eligible under such plan with respect to grants made on or after January 1, 1994. Because the Internal Revenue Service had not yet finalized its regulations and was still soliciting comments at the time of the 1994 Annual Meeting of Stockholders, there was some ambiguity as to the scope of the $1 million deduction limitation and what was required from stockholders with respect to their approval of Enron's compensation plans. Therefore, in the proxy statement for the 1994 annual meeting, Enron did not explain that stockholder approval is required not only for Enron to claim a tax deduction, but also to allow it to make payments to eligible employees under the Performance Unit Plan. Upon further guidance from legal counsel after consultation with the Internal Revenue Service, the clarification contained herein now complies with the Internal Revenue Service's interpretation of this provision.

     The purpose of the Performance Unit Plan is to advance the interests of Enron and its subsidiaries and their stockholders by providing long-term incentive compensation tied to increases in stockholder value to those key executive employees who are in a position to make substantial contributions to the long-term financial success of Enron and its subsidiaries. The following summary description of the amended and restated Performance Unit Plan is qualified in its entirety by reference to the full text of the Plan which is attached to this Proxy Statement as Exhibit A.

     Key executive employees of Enron and its subsidiaries who are selected by the Compensation Committee of the Board of Directors (the "Committee") for participation in the Enron Executive Compensation Program (currently, approximately 65 people) are eligible to participate in the Performance Unit Plan, which is administered by the Committee. Prior to the beginning of each calendar year, the Committee designates which eligible employees will receive an award of Performance Units for that year, and the number of Performance Units granted to each recipient. In no event may any individual receive a grant of more than 3,000,000 Performance Units in a calendar year.

     A Performance Unit has a Performance Period which is four consecutive calendar years (16 quarters) beginning with and including the calendar year in which the Performance Unit is granted. Bookkeeping accounts are maintained for Participants who received grants of Performance Units. Each Performance Unit granted has an initial value of $1.00.

     The payment value of a Performance Unit, referred to as the Adjusted Value or Prorated Adjusted Value, as of a Valuation Date will be determined according to the following schedule and is based on Enron's Total Shareholder Return Ranking Position during an applicable Performance Period to the Valuation Date compared to that of the Performance Peer Group:

      COMPANY'S TOTAL SHAREHOLDER                                    ADJUSTED
        RETURN RANKING POSITION                                        VALUE
      ---------------------------                                    --------
                1....................................................  $2.00
                2....................................................   1.50
                3....................................................   1.00
                4....................................................   0.75
                5....................................................   0.50
                6....................................................   0.25
         7 through 12................................................   0.00

     If Enron's cumulative Total Shareholder Return percentage for the applicable Performance Period as of a Valuation Date, does not exceed the cumulative percentage return for 90-day U.S. Treasury Bills, the Performance Unit will have no value regardless of Enron's Total Shareholder Return Ranking Position.

     The method to be used to calculate Total Shareholder Return and cumulative percentage return for 90-day U.S. Treasury Bills and the determination of which companies are to be included in the Performance Peer Group are established by the Committee prior to the beginning of an applicable Performance Period or such later date as permitted by the Internal Revenue Code or applicable regulations. The Performance Peer Group is comprised of twelve companies, including Enron. If any company in the applicable Performance Peer Group ceases to be a freestanding publicly-held company during an applicable Performance Period, the Committee will substitute another publicly-held company to be used for the remainder of the Performance Period, and the Total Shareholder Return of both companies will be combined into one Total Shareholder Return for the purpose of determining Enron's comparative ranking for the Performance Period.

     A Valuation Date occurs whenever payments with respect to Performance Units become payable. The regular Valuation Date is the last day of the Performance Period of a Performance Unit. A Valuation Date can occur at other times such as termination of employment or upon the termination of the Plan.

     When benefit payments with respect to Performance Units are made at a time earlier than the end of the applicable Performance Period because of a Participant's termination of employment due to Retirement, Death, Disability or Involuntary Termination, such payments will be based on the Prorated Adjusted Value of the Performance Units. The Prorated Adjusted Value is the product of the Adjusted Value of a Performance Unit multiplied by a proration factor, which is determined by dividing the number of completed quarters during the applicable Performance Period for the Performance Unit by the number 16. The Valuation Date for determining such payment is the last day of the Performance Period quarter coincident with or immediately preceding the date of such termination of employment. If a Participant voluntarily terminates employment or if Enron terminates a Participant's employment in a Termination for Cause, all Performance Units credited to the Participant's account are canceled and no benefit payments are made to the Participant.

     The Plan will automatically terminate upon the occurrence of a merger, consolidation or acquisition where Enron is not the surviving corporation. In such event, all uncancelled Performance Units will become immediately payable as if the full Performance Period (16 quarters) had been completed, and payments will be based on the Adjusted Value of the Performance Unit for the applicable Performance Period. The Board of Directors, or the Committee acting on behalf of the Board of Directors, may terminate the Performance Unit Plan at any time. If the Performance Unit Plan is terminated by the Board of Directors or the Committee, all uncanceled Performance Units will become immediately payable as if the full Performance Period (16 quarters) had been completed, and payments will be based on the Adjusted Value of the Performance Unit for the applicable Performance Period; provided, however, that the Committee may, in its sole discretion, determine that the benefit payment with respect to uncanceled Performance Units will be based on the Prorated Adjusted Value (determined as described in the preceding paragraph using the number of completed quarters during the applicable Performance Period as of the date of the Performance Unit Plan termination). The Valuation Date for determining any payment upon the Performance Unit Plan termination is the last day of the Performance Period quarter immediately preceding the date of such Performance Unit Plan termination.

     Benefit payments for Performance Units will be made in a single sum, and may be made in cash, Enron Common Stock, or a combination thereof as the Committee in its sole discretion may determine. Cash payments may be deferred by a Participant under Enron's deferral plans. Benefit payments under the Performance Unit Plan will be paid from the general assets of Enron. No fund or trust is established or maintained under the Performance Unit Plan for the payment of benefits.

     The Board of Directors, or the Committee acting on behalf of the Board, may amend or modify the Performance Unit Plan at any time as long as it does not impair the rights of the recipient of a grant previously made without the consent of such recipient. Also, no such amendment or modification may be made without the approval of the stockholders of Enron that would: (i) change the class of Eligible

Employees who may be designated to receive an award of Performance Units under the Plan; (ii) change the criteria used to determine the Adjusted Value to a performance measure other than Total Shareholder Return; (iii) change the schedule used to determine the Adjusted Value; (iv) increase the maximum grant of Performance Units that any individual may receive in a Plan Year; or (v) otherwise modify the material terms of the Performance Unit Plan.

     In addition to satisfying applicable requirements of Section 162(m), approval of the Performance Unit Plan by the stockholders of Enron is also advisable in order for the Performance Unit Plan to comply with Rule 16b-3 under the Exchange Act. Rule 16b-3 provides an exemption from the operation of the "short-swing profit" recovery provisions of Section 16(b) of the Exchange Act, with respect to qualifying employee benefit plans. In the event stockholders do not approve the Performance Unit Plan, the plan will not be continued.

UNITS GRANTED UNDER THE PLAN

     The following units were granted under the Performance Unit Plan in 1994 and 1995:

                                                                  NUMBER OF UNITS(1)
                                                                -----------------------
                                 NAME                             1994          1995
        ------------------------------------------------------  ---------     ---------
        Kenneth L. Lay........................................    756,000       812,500
        Richard D. Kinder.....................................    501,000       700,000
        Ronald J. Burns.......................................    225,000       225,000
        Edmund P. Segner, III.................................    225,000       225,000
        Rodney L. Gray........................................        -0-           -0-
        All Executive Officers................................  2,587,000     2,717,500
        All Non-Employee Directors............................        -0-           -0-
        All Non-Executive Officer Employees...................  2,312,500     2,412,500

---------------

(1) Performance units shown were granted at $1. The payout value is not determinable until the end of a four-year performance period, but ranges from $0 to $2 per unit.

REQUIRED VOTE AND RECOMMENDATION

     The approval of the amended and restated Performance Unit Plan shall be effective upon receiving the affirmative vote of the holders of a majority of the Voting Stock present or represented by proxy and entitled to vote at the Annual Meeting. Under Delaware law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved.

     The shares represented by the proxies solicited by the Board of Directors will be voted as directed on the form of proxy or, if no direction is indicated, will be voted "FOR" the approval of the amended and restated Performance Unit Plan.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THIS PROPOSAL.

                 STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

     Stockholders may propose matters to be presented at stockholders' meetings and may also nominate persons to be directors. Formal procedures have been established for those proposals and nominations.

PROPOSALS FOR 1996 ANNUAL MEETING

     Pursuant to various rules promulgated by the SEC, any proposals of holders of Voting Stock of Enron intended to be presented to the Annual Meeting of Stockholders of Enron to be held in 1996 must be received by Enron, addressed to Peggy B. Menchaca, Vice President and Secretary, 1400 Smith Street, Houston, Texas 77002, no later than November 28, 1995, to be included in the Enron proxy statement and form of proxy relating to that meeting.

     In addition to the SEC rules described in the preceding paragraph, Enron's bylaws provide that for business to be properly brought before the Annual Meeting of Stockholders, it must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a stockholder of Enron who is a stockholder of record at the time of giving of notice hereinafter provided for, who shall be entitled to vote at such meeting and who complies with the following notice procedures. In addition to any other applicable requirements, for business to be brought before an annual meeting by a stockholder of Enron, the stockholder must have given timely notice in writing of the business to be brought before an Annual Meeting of Stockholders of Enron to the Secretary of Enron. TO BE TIMELY, A STOCKHOLDER'S NOTICE MUST BE DELIVERED TO OR MAILED AND RECEIVED AT ENRON'S PRINCIPAL EXECUTIVE OFFICES, 1400 SMITH STREET, HOUSTON, TEXAS 77002, ON OR BEFORE FEBRUARY 2, 1996. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on Enron's books, of the stockholder proposing such business,
(iii) the acquisition date, the class and the number of shares of Voting Stock of Enron which are owned beneficially by the stockholder, (iv) any material interest of the stockholder in such business and (v) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the meeting. Notwithstanding the foregoing bylaw provisions, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in the foregoing bylaw provisions. Notwithstanding anything in Enron's bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures outlined above.

PROPOSALS FOR 1995 ANNUAL MEETING

     The date for delivery to, or receipt by, Enron of any notice from a stockholder of Enron regarding business to be brought before the 1995 Annual Meeting of Stockholders of Enron was February 2, 1995. With respect to business to be brought before the 1995 Annual Meeting of Stockholders, Enron has not received any notices from its stockholders that Enron is required to include in this proxy statement.

NOMINATIONS FOR 1996 ANNUAL MEETING AND FOR ANY SPECIAL MEETINGS

     Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to Enron's Board of Directors may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of Enron who is a stockholder of record at the time of giving of notice hereinafter provided for, who shall be entitled to vote for the election of directors at the meeting and who complies with the following notice procedures. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of Enron. To be timely, a stockholder's notice shall be delivered to or mailed and received at Enron's principal executive offices, 1400 Smith Street, Houston, Texas 77002,
(i) with respect to an election to be held at the Annual Meeting of Stockholders of Enron, or before February 2, 1996, and (ii) with respect to an election to be held at a special meeting of stockholders of Enron for the election of Directors, not later than the close of business on the 10th day following the date on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act (including the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected); and (b) as to the stockholder giving the notice, (i) the name and address, as they appear on Enron's books, of such stockholder, and (ii) the class and number of shares of capital stock of Enron which are beneficially owned by the stockholder. In the event a person is validly designated as nominee to the Board and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee. Notwithstanding the foregoing bylaw provisions, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in the foregoing bylaw provisions.

NOMINATIONS FOR 1995 ANNUAL MEETING

     The date for delivery to, or receipt by, Enron of any notice from a stockholder of Enron regarding nominations for directors to be elected at the 1995 Annual Meeting of Stockholders of Enron was February 2, 1995. Enron has not received any notices from its stockholders regarding nominations for directors to be elected at the 1995 Annual Meeting of Stockholders.

                                    GENERAL

     As of the date of this proxy statement, the management of Enron has no knowledge of any business to be presented for consideration at the meeting other than that described above. If any other business should properly come before the meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons named in such proxies.

     The cost of any solicitation of proxies will be borne by Enron. In addition to solicitation by use of the mails, certain officers and regular employees of Enron may solicit the return of proxies by telephone, telegraph or personal interview. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to and solicitation of proxies from the beneficial owners of Voting Stock held of record by such persons, and Enron will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out of pocket expenses incurred by them in connection therewith. In addition, Enron has retained a proxy soliciting firm, Corporate Investor Communications, Inc. to assist in the solicitation of proxies and will pay a fee of approximately $6,000 plus reimbursement of expenses.

                                          By Order of the Board of Directors

                                          PEGGY B. MENCHACA
                                          Vice President and Secretary

Houston, Texas
March 27, 1995

                                                                       EXHIBIT A

                       ENRON CORP. PERFORMANCE UNIT PLAN
                (AS AMENDED AND RESTATED EFFECTIVE MAY 2, 1995)

I. PURPOSE

     Enron Corp. ("Company") hereby establishes a performance unit plan for key executive employees of the Company and its participating Subsidiaries, which plan as amended from time to time shall be known as the "Enron Corp. Performance Unit Plan" ("Plan"). The purpose of the Plan is to advance the interests of the Company, its subsidiaries and their stockholders by providing long-term incentive compensation tied to increases in shareholder value to those key executive employees of the Company who are in a position to make substantial contributions to the long-term financial success of the Company and its Subsidiaries.

II. DEFINITIONS

     Whenever used in the Plan, the following terms shall have the respective meanings set forth below unless otherwise expressly provided:

          A. "Account" means the separate account maintained with respect to each Participant.

          B. "Adjusted Value" means the dollar amount value of Performance Units determined as of a Valuation Date.

          C. "Beneficiary" means the person, persons, trust or other entity designated by a Participant.

          D. "Board" means the Board of Directors of the Company.

          E. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          F. "Committee" means the Compensation Committee of the Board, which Committee is responsible for the administration of the Plan.

          G. "Eligible Employee" means an Employee of the Company or its Subsidiaries who is a participant in the Enron Executive Compensation Program.

          H. "Employee" means any individual who is employed by the Company or a Subsidiary.

          I. "Employer" means the Company or Subsidiary adopting the Plan.

          J. "Participant" means an Eligible Employee who has received a grant of Performance Units under the Plan.

          K. "Performance Peer Group" means those publicly-held companies (as hereinafter defined) against which the Company's common stock performance during the Performance Period is ranked to determine the Adjusted Value of Performance Units under the Plan.

          L. "Performance Period" means a period of four consecutive Plan Years with respect to which Performance Units are granted to Eligible Employees. A separate Performance Period shall begin as of the first day of each Plan Year. Each Performance Period shall consist of sixteen (16) quarterly periods of three calendar months each.

          M. "Performance Unit" means a unit of long-term incentive compensation granted to an Eligible Employee with respect to a particular Performance Period.

          N. "Plan Year" means a consecutive twelve (12) month period beginning January 1 and ending December 31.

          O. "Prorated Adjusted Value" means the dollar amount value of Performance Units determined as of a Valuation Date which is earlier than the end of a Performance Period.

          P. "Subsidiary" means a corporation or non-corporate entity affiliated with the Company which the Committee determines to be eligible to adopt the Plan.

          Q. "Total Shareholder Return" means the sum of the appreciation or depreciation in the price of a share of a company's common stock and the dividends paid, expressed on a percentage basis, as calculated in a manner determined by the Committee.

          R. "Total Shareholder Return Ranking Position" means the relative placement of the Company's common stock performance compared to the other companies in the Performance Peer Group, with a ranking of first (1st) corresponding to the company with the highest Total Shareholder Return.

          S. "Valuation Date" means the date as of which the Adjusted Value or Prorated Adjusted Value of Performance Units are determined.

III. PARTICIPANTS

     A. Designation. The designation of which "Eligible Employees" are to receive an award of Performance Units under the Plan shall be made with respect to each separate Plan Year, and shall be determined as follows:

          1. In December prior to the beginning of each Plan Year, the Office of the Chairman of the Company shall present a nomination list to the Committee of those Eligible Employees (if any) recommended to the Committee for consideration as recipients of Performance Unit awards for the Plan Year.

          2. After giving due consideration to the nomination list described above, the Committee, in its sole discretion, shall designate, prior to the beginning of each Plan Year, which of the Eligible Employees will receive an award of Performance Units for the subject Plan Year. The Eligible Employees so designated by the Committee for the subject Plan Year may include any, all or none of the Eligible Employees included on such nomination list, and may also include such other Eligible Employees as the Committee shall deem appropriate.

     All such determinations and designations by the Committee shall be final and binding on all Employees. The Committee shall provide each designated Eligible Employee for a Plan Year with a written notice of any Performance Units granted to such Eligible Employee during such Plan Year. Such notice may be given at such time and in such manner as the Committee may determine from time to time. Such a designation shall be limited to the Plan Year for which it is made, and shall not create any right in the Eligible Employee to be designated as a recipient of a Performance Unit award for any subsequent Plan Year.

     B. Participation. Each Eligible Employee who has received a grant of Performance Units under the Plan and has Performance Units credited to his Account under the Plan shall be a Participant under the Plan, and shall continue as a Participant so long as there are Performance Units credited to his Account under the Plan.

IV. GRANT OF PERFORMANCE UNITS

     The number of Performance Units to be granted to an Eligible Employee shall be determined by the Committee in accordance with the provisions of the Plan. Each such grant of Performance Units shall be made with respect to the Performance Period commencing with the Plan Year during which such grant is made, and such Performance Units shall thereafter be identified by reference to the Plan Year in which such Performance Units are granted. For example, Performance Units granted to a Participant for the 1994 Plan Year for the Performance Period beginning January 1, 1994 and ending December 31, 1997, shall be identified as 1994 Performance Units. In no case shall any Eligible Employee receive more than 3,000,000 Performance Units in a Plan Year. All determinations with respect to the grant of Performance Units under the Plan shall be in the sole discretion of the Committee and shall be final and binding on all Employees.

V. VALUATION OF PERFORMANCE UNITS

     A. Participant Accounts. The Committee shall maintain, or cause to be maintained, an Account for each Participant for the purpose of accounting for the Participant's Performance Unit interest under the Plan. Such Account shall reflect the Performance Units granted to the Participant under the Plan and all adjustments to reflect charges against such Account. Since Performance Units are granted to Participants with respect to separate Performance Periods, the Committee shall also maintain within each Participant's Account such subaccounts as may be necessary to identify Performance Units granted with respect to each particular Performance Period (such as the 1994 Performance Units, the 1995 Performance Units, the 1996 Performance Units, etc. subaccounts with respect to the applicable Performance Periods for which such Performance Units were granted). In addition to the foregoing bookkeeping subaccounts maintained for such Participant, the Committee may maintain, or cause to be maintained, such other accounts, subaccounts, records or books as it deems necessary to properly provide for the maintenance of Accounts under the Plan, and to carry out the intent and purposes of the Plan.

     B. Adjustment of Accounts. Each Participant's Account shall be adjusted to reflect all Performance Units credited to the Participant's Account and all payments charged to the Participant's Account. Performance Units granted to a Participant shall be credited to the Participant's Account as of the date of the grant of such Performance Units and shall be credited to the applicable Performance Period subaccount within such Account to which they relate. Charges to a Participant's Account to reflect payments with respect to Performance Units shall be made as of the date of such payments.

     C. Valuation of Performance Units. All Performance Units granted to Participants under the Plan shall be valued as follows:

          1. Initial and Continuing Value. Each Performance Unit shall have an initial value of one dollar ($1.00) as of the date of the grant of the Performance Unit. Except where the Adjusted Value of Performance Units is determined as provided under Section V.C.2., each Performance

     Unit shall continue to have a dollar value of one dollar ($1.00) on each date subsequent to the date of the grant of the Performance Unit.

          2. Adjusted Value. Section VI.A.1. provides for benefit payments to be made with respect to Performance Units under the circumstances described in such Section. Such payments are based on the Adjusted Value of the Performance Units as of the Valuation Date applicable to the subject payment. The determination of the Adjusted Value of Performance Units for benefit payments under said Section as of any relevant Valuation Date shall be made based on the Company's Total Shareholder Return Ranking Position for the applicable Performance Period compared to the Performance Peer Group, based on the following schedule:

      COMPANY'S TOTAL SHAREHOLDER                                    ADJUSTED
        RETURN RANKING POSITION                                        VALUE
      ---------------------------                                      -----
                1....................................................  $2.00
                2....................................................   1.50
                3....................................................   1.00
                4....................................................   0.75
                5....................................................   0.50
                6....................................................   0.25
         7 through 12................................................   0.00

          Notwithstanding any other provision of the Plan, in the event the Company's cumulative Total Shareholder Return percentage does not exceed the cumulative percentage return for 90-day U.S. Treasury Bills, a Performance Unit will have no value regardless of the Company's Performance Peer Group ranking.

          The method to be used to calculate Total Shareholder Return and cumulative percentage return for 90-day U.S. Treasury Bills and determination of the companies to be included in the Performance Peer Group shall be established by the Committee prior to the beginning of the applicable Performance Period, or such later date as permitted under the Code or applicable regulations. The Performance Peer Group to which the foregoing schedule relates shall be comprised of twelve companies, including the Company.

          If any company in the applicable Performance Peer Group ceases to be a publicly-held company, defined as having an outstanding class of common equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, during the applicable Performance Period the Committee shall substitute another publicly-held company to be used for the remainder of the Performance Period, and shall combine the Total Shareholder Return of both companies into one Total Shareholder Return to determine Company's ranking for the Performance Period.

          3. Prorated Adjusted Value. Section VI.A.2. provides for benefit payments to be made with respect to Performance Units under the circumstances described in such Section. Such payments are based on the Pro-Rated Adjusted Value of the Performance Units as of the Valuation Date applicable to the subject payment. The Pro-Rated Adjusted Value of Performance Units as of any relevant Valuation Date for benefit payments under said Section shall be determined as follows:

             a. The Adjusted Value of the Performance Units with respect to each Performance Period, as provided for in Section V.C.2. above, shall be separately determined.

             b. The "proration fraction" applicable to the Performance Units for each such Performance Period shall be determined.

             c. The Prorated Adjusted Value is the product of the Adjusted Value of the Performance Units with respect to each separate Performance Period multiplied by the proration fraction applicable to such Performance Units.

          The "proration fraction" applicable to the Performance Units for a particular Performance Period shall be determined by dividing the number of "completed quarters" during such Performance Period by the number 16. For this purpose, "completed quarters" shall be the number of elapsed quarters from the first day of the Performance Period to the Valuation Date for valuing such Performance Units. For example, a Participant who received a grant of 1995 Performance Units in December, 1994 and who retires on July 31, 1997, shall have 10 "completed quarters" for the relevant Performance Period (measured from January 1, 1995 to the Valuation Date on June 30,
     1997) and a "proration fraction" of 10/16ths to be multiplied by the Adjusted Value of the 1995 Performance Units determined as of the Valuation Date.

     D. Account Statements. The Committee shall provide each Participant with a statement of the status of his Account under the Plan. The Committee shall provide such statement annually or at such other times as the Committee may determine from time to time, and such statement shall be in the format as prescribed by the Committee.

VI. PAYMENT OF BENEFITS

     Participants shall be eligible to receive benefit payments with respect to Performance Units under the circumstances described in Section VI.A. Such benefit payments, at the sole discretion of the Committee, may be made in cash, Enron Corp. Common Stock or a combination of the two, and shall be made in the form of a single payment. Benefit payments to a Participant or Beneficiary shall be payable with respect to the Performance Units granted for each separate Performance Period, and the benefit payment with respect to the Performance Units for each such Performance Period shall be paid by the Employer who is the Employer of the Participant on the date of the payment of the subject Performance Units.

     A. Eligibility for Benefit Payments. Benefit payments with respect to Performance Units shall be paid under the following circumstances:

          1. Expiration of Performance Period. Upon the expiration of each Performance Period, all uncancelled Performance Units granted with respect to such Performance Period shall mature and benefit payments with respect to such Performance Units shall become payable. A Participant who has remained an Employee continuously from the date of the grant of the Performance Units for a Performance Period through the last day of such Performance Period shall be eligible to receive a benefit payment equal to the Adjusted Value, as provided for in Section V.C.2., of the Performance Units credited to his Account with respect to and as of the close of such Performance Period.

     The Valuation Date for determining such Adjusted Value shall be the last day of the applicable Performance Period.

          2. Certain Terminations of Employment. A Participant who has remained an Employee continuously from the date of the grant of the Performance Units credited to his Account until a termination of employment due to one of the following events shall be eligible for a benefit payment with respect to such Performance Units according to the provisions of this subsection (2).

             a. Retirement: The Participant terminates employment as an Employee at a time when he is eligible to receive an early or normal retirement benefit under the "Enron Corp. Retirement Plan".

             b. Death: The Participant's employment terminates by reason of death. Any benefit payable under this Plan by reason of such death shall be paid to the Participant's Beneficiary.

             c. Disability: The Participant's employment terminates by reason of a disability which qualifies him for a disability benefit under the "Enron Corp. Long-Term Disability Plan".

             d. Involuntary Termination: The Participant's employment as an Employee is terminated by the Company, provided that such termination is not Termination for Cause, death or disability.

          The benefit payment payable to or with respect to a Participant who incurs a termination of employment under this Section VI.A.2. shall be equal to the Prorated Adjusted Value of the Performance Units, as provided for in Section V.C.3., credited to the Participant's Account as of such termination of employment. The Valuation Date for determining such Prorated Adjusted Value shall be the last day of the Plan Year quarter coincident with or immediately preceding the date of the subject termination of employment.

          3. Payment in the Event of Termination of the Plan. In the event of Termination of the Plan under Section IX.C., all uncancelled Performance Units granted to Participants shall become immediately payable as if the Performance Period (16 quarters) had been completed, and benefit payments will be made to Participants equal to the Adjusted Value as provided for in
     Section V.C.2. In the event of Termination of the Plan by the Board, or the Committee, under Section IX.B., uncancelled Performance Units granted to Participants will become immediately payable as if the Performance Period (16 quarters) had been completed, and benefit payments will be made to Participants equal to the Adjusted Value as provided for in Section V.C.2.; provided, however, that (a) the Committee may, in its sole discretion, determine that the benefit payment with respect to uncancelled Performance Units shall be equal to the Prorated Adjusted Value as provided for in
     Section V.C.3. based on the actual Performance Period quarters completed and (b) no payment shall be made with respect to Performance Units granted for Performance Periods beginning on or after January 1, 1994 if such Termination of the Plan is a result of the failure of the stockholders of the Company to approve the Plan. The Valuation Date for determining the Adjusted Value or Prorated Adjusted Value shall be the last day of the Performance Period quarter immediately preceding the date of the Termination of the Plan.

     B. Time of Payment. A benefit payment made to or with respect to a Participant pursuant to the provisions of Section VI.A. shall be made as soon as practicable following the date of the event giving rise to such benefit payment.

     C. Deferral of Payment. Benefit payments made in cash pursuant to the provisions of Section VI.A. may be deferred by a Participant according to the terms of the Enron Corp. Deferral Plan.

     D. Cancellation of Performance Units. Performance Units credited to Participants' accounts under the Plan shall be cancelled whenever they are paid. If a Participant incurs a termination of employment for any reason other than the events described in Section VI.A.2., including if the Company terminates a Participant's employment in a Termination for Cause, all Performance Units credited to the Participant's account under the Plan shall be cancelled and the Participant shall not be entitled to receive any payment with respect thereto.

     "Termination for Cause" shall mean the Company's termination of Employee's employment because of Employee's (i) conviction of a felony relating to or in connection with the Company or the Company's business (which, through lapse of time or otherwise, is not subject to appeal); (ii) willful refusal without proper legal cause to perform Employee's duties and responsibilities; (iii) willfully engaging in conduct which Employee has reason to know is materially injurious to the Company, its affiliates or subsidiaries; or (iv) failure to meet the performance objectives or standards established for Employee's position. Such termination shall be effected by notice thereof delivered by Employee's Employer to Employee and shall be effective as of the date of such notice; provided, however, that Employee's Employer shall consult in good faith with Employee and provide an opportunity for Employee to be heard prior to effecting such termination, and that failure to do so shall constitute Involuntary Termination and not Termination for Cause.

     Following the cancellation of Performance Units pursuant to this Section VI.D., no benefit payments shall be payable with respect to such cancelled Performance Units.

VII. ADMINISTRATION

     A. Plan Administration. The Committee shall be the "plan administrator" for the Plan and, as such, shall administer the Plan and shall have the authority to exercise the powers and discretion conferred on it by the Plan. The Committee shall also have such other powers and authority necessary or proper for the administration of the Plan, as shall be determined from time to time by the Committee. Notwithstanding the foregoing, the day-to-day administration of the Plan shall be handled by the Company's Vice President of Human Resources, who in carrying out such day-to-day administrative activities shall be acting as the Committee's delegate. The Committee may also delegate to any agent, attorney, accountant, or other person selected by it, any power or duty vested in, imposed upon, or granted to it under the Plan. The Committee may adopt such rules and regulations for the administration of the Plan as it shall consider necessary and appropriate and shall have full power and authority to enforce, construe, interpret, and administer the Plan. All interpretations under the Plan and all determinations of fact made in good faith by the Committee shall be final and binding on all Employees, Participants, Beneficiaries and all other interested persons. Only the Committee shall determine who shall be a Participant in the Plan and make decisions concerning the timing, pricing and amount of Performance Units granted under the Plan. The Committee shall certify in writing prior to the payment of any benefit hereunder that the performance goal associated with the grant of Performance Units giving rise to such payment was in fact satisfied. For purposes of the preceding sentence, approved minutes of the Committee meeting in which the certification is made shall be treated as a written certification.

     B. Notification of Eligible Employees. The Committee shall provide the Eligible Employees with such communications or descriptions of the terms and conditions of the Plan as it deems appropriate, or as may be required by law.

     C. Finality of Determinations. All determinations of the Committee as to any matter arising under the Plan, including questions or construction and interpretation, shall be final, binding and conclusive upon all interested parties.

     D. Indemnification. To the extent permitted by law, Employees, the members of the Committee, and all agents, delegates and representatives of the Committee and Employers, shall be indemnified by the Employers, and saved harmless against any claims, and the expenses of defending against such claims, resulting from any of their individual action or conduct relating to the administration of the Plan, except claims arising from gross negligence, willful neglect, or willful misconduct.

     E. Expenses of Administration. The expenses relating to the administration of the Plan shall be paid by the Employers, and such expenses shall be allocated among such Employers as determined by the Committee.

     F. Rights of the Company to Inspect the Records of the Plan. The Company may at its own expense at any time cause an examination of the books and records of the Plan to be made by such attorneys, accountants, auditors, or other agents as it shall select for that purpose, and may cause a report of such examination to be made.

VIII. FUNDING

     It is intended that the Employers are under an obligation to make the benefit payments provided for under the Plan, if and when such payments become due and payable to their respective Employees under the terms of the Plan. All amounts paid under the Plan shall be paid either in cash, in stock or a combination of the two from the general assets of the Employers. Performance Units shall be reflected on the accounting records of the Company, as provided for under the Plan, but such records shall not be construed to create, or require the creation of, a trust, custodial or escrow account with respect to any Participant. No Participant shall have any right, title or interest whatsoever in or to any assets, investment reserves, accounts or funds that the Employers may purchase, establish or accumulate to aid in providing the benefit payments described in the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust or a fiduciary relationship of any kind between the Employers and a Participant or any other person. Participants and Beneficiaries shall not acquire any interest under the Plan greater than that of an unsecured general creditor of the Employers.

IX. AMENDMENT; TERMINATION; MERGER

     A. Amendment of the Plan. The Board, or the Committee acting on behalf of the Board, may amend or modify the Plan at any time and in any manner; provided that no change in any grant theretofore made may be made which would impair the rights of the recipient of a grant without the consent of such recipient; and provided further, that notwithstanding any other provision of the Plan, without the approval of the stockholders of the Company no such amendment or alteration shall be made that would:

          1. change the class of Eligible Employees who may be designated to receive an award of Performance Units under the Plan;

          2. change the criteria used to determine the Adjusted Value to a performance measure other than Total Shareholder Return;

          3. change the schedule used to determine the Adjusted Value;

          4. increase the maximum grant of Performance Units that any Eligible Employee may receive in a Plan Year; or

          5. otherwise modify the material terms of the Plan.

     Amendments to the Plan shall be evidenced by a written instrument describing such amendments and the effective date of such amendments.

     B. Termination of the Plan. The Board, or the Committee acting on behalf of the Board, may terminate the Plan at any time. Any such termination may be as to the Plan as a whole, or as to any Employer's participation in the Plan. A Plan termination shall be evidenced by a written instrument describing any special provisions relating to the Plan termination and the effective date of the termination.

     C. Merger, Consolidation or Acquisition. In the event of a merger, consolidation or acquisition where the Company is not the surviving corporation, the Plan shall terminate at the time of such event. The Plan termination shall be evidenced by a written instrument describing any special provisions relating to the Plan termination and the effective date of the termination.

X. GENERAL PROVISIONS

     A. Beneficiary Designation. A Participant shall be deemed to have designated as his Beneficiary to receive any benefit payable under Section VI.A.2.b. upon the death of the Participant, such person, persons, trust or other entity as he has designated as a beneficiary(ies) to receive any lump sum death benefit payment under the "Enron Corp. Employee Life Insurance Plan ("Life Plan"). If more than one beneficiary has been designated under the Life Plan, the benefit payments under this Plan under Section VI.A.2.b. shall be paid in the same distributive shares among such beneficiaries as is designated under the Life Plan. If the Participant is not covered under the Life Plan, or if he does not have a beneficiary designation in effect under such Plan, the Participant's Beneficiary under this Plan shall be his estate. If the Participant wishes to designate a different Beneficiary than that under the Life Plan, then written notification to the Committee by the Participant is required.

     B. Nontransferability. Participants and Beneficiaries shall have no rights by way of anticipation or otherwise to assign, transfer, pledge or otherwise dispose of an interest under the Plan, nor shall rights be assigned or transferred by operation of law.

     C. Plan Not an Employment Contract. The Plan does not give to any person the right to be continued in employment, and all Employees remain subject to change of salary, transfer, change of job, discipline, layoff, discharge or any other change of employment status.

     D. Severability. In the event any provision of the Plan shall be held invalid or illegal for any reason, such provision shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in the Plan.

     E. Withholding of Taxes. The Employers shall have the right to deduct from all payments made under the Plan any Federal, state or local taxes required by law to be withheld with respect to such payments.

     F. Applicable Law. The Plan shall be governed and construed in accordance with the laws of the State of Texas, except to the extent such laws are preempted by any applicable Federal law.

     G. Effective Date of Plan. Upon approval by the stockholders of the Company at the 1995 annual meeting, the Plan shall be considered effective for Performance Periods beginning on or after January 1, 1994. In the event that the Plan is not approved by the stockholders of the Company at the 1995 annual meeting, all Performance Units granted prior to such meeting with respect to Performance Periods beginning on or after January 1, 1994, shall be cancelled without the payment of any amount to the holders thereof and no Performance Units shall thereafter be granted under the Plan.

                              [ENRON CORP. LOGO]

/X/ PLEASE MARK YOUR VOTES AS IN THIS                                      7398
    EXAMPLE.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

--------------------------------------------------------------------------------
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.
--------------------------------------------------------------------------------

1. Election of Directors. (see reverse)                  FOR / /   WITHHELD / /

   For, except vote withheld from the following nominee(s):

--------------------------------------------------------------------------------

2. Ratification of appointment of            FOR / /   AGAINST / /   ABSTAIN / /
   independent accountants.

3. Approval of the Amended and               FOR / /   AGAINST / /   ABSTAIN / /
   Restated Performance Unit Plan.

4. In the discretion of the proxies named    FOR / /   AGAINST / /   ABSTAIN / /
   herein, the proxies are authorized
   to vote upon other matters as are
   properly brought before the meeting.

   Change of Address/Comments on Reverse Side    / /

        All as more particularly described in the Proxy Statement relating to such meeting, receipt of which is hereby acknowledged.

        Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



        ------------------------------------------------------------------------


        ------------------------------------------------------------------------
          SIGNATURE(S)                      DATE


--------------------------------------------------------------------------------

                           O FOLD AND DETACH HERE O

[ENRON CORP. LOGO]                                        THIS IS YOUR PROXY.
                                                        YOUR VOTE IS IMPORTANT.

               NEED ASSISTANCE IN ANY OF THE FOLLOWING AREAS:

o  DIVIDEND CHECKS - ADDRESS CHANGES - LEGAL TRANSFERS

o DIRECT DEPOSIT - HAVE YOUR ENRON CORP. QUARTERLY DIVIDENDS ELECTRONICALLY DEPOSITED INTO YOUR CHECKING OR SAVINGS ACCOUNT ON DIVIDEND PAYMENT DATE. (No more worries about late or lost dividend checks.)

o DIVIDEND REINVESTMENT - HAVE YOUR ENRON CORP. QUARTERLY DIVIDENDS REINVESTED IN THE PURCHASE OF ADDITIONAL SHARES OF ENRON CORP. COMMON STOCK WITH NO COMMISSION OR SERVICE CHARGE FOR THE PURCHASE OF THE SHARES AND A FEE OF $10 PLUS 12 CENTS PER SHARE TO SELL SHARES. (There is no charge to have shares delivered to you in certificate form.)

o CONSOLIDATION OF ACCOUNTS - ELIMINATE MULTIPLE ACCOUNTS FOR ONE HOLDER AND CERTAIN DUPLICATE STOCKHOLDER MAILINGS GOING TO ONE ADDRESS. (Dividend checks, annual reports and proxy materials would continue to be mailed to each stockholder.)

          JUST CALL OUR TRANSFER AGENT'S TELEPHONE RESPONSE CENTER:
                       (800) 446-2617 OR (201) 324-0498
                                 OR WRITE TO:
                   FIRST CHICAGO TRUST COMPANY OF NEW YORK
                                P. O. BOX 2500
                          JERSEY CITY, NJ 07303-2500

PROXY

                              [ENRON CORP. LOGO]

      PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENRON CORP.
                      FOR ANNUAL MEETING ON MAY 2, 1995

        The Undersigned hereby appoints Kenneth L. Lay, James V. Derrick, Jr. and Peggy B. Menchaca, or any of them, and any substitute or substitutes, to be the attorneys and proxies of the undersigned at the Annual Meeting of Stockholders of Enron corp. ("Enron") to be held at 10:00 a.m. Houston time on Tuesday, May 2, 1995, in the LaSalle Ballroom of the Doubletree Hotel at Allen Center, 400 Dallas St., Houston, Texas, or at any adjournment thereof, and to vote at such meeting the shares of stock of Enron the undersigned held of record on the books of Enron on the record date for the meeting.


ELECTION OF DIRECTORS, NOMINEES:           (change of address/comments)
Robert A. Belfer, Norman P. Blake, Jr.,
John H. Duncan, Joe H. Foy, Wendy L.   ----------------------------------------
Gramm, Robert K. Jaedicke, Richard D.
Kinder, Kenneth L. Lay, Charles A.     ----------------------------------------
LeMaistre, John A. Urquhart, John
Wakeham, Charls E. Walker, Herbert S.  ----------------------------------------
Winokur, Jr.
                                       ----------------------------------------

                                       (If you have written in the above space, please mark the corresponding box on the reverse side of this card)


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE
BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH
TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.
THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS
CARD.
                                                                    ___________

                                                                    SEE REVERSE
                                                                       SIDE
                                                                    ___________

/X/ PLEASE MARK YOUR VOTES AS IN THIS                                    7405
    EXAMPLE.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

-------------------------------------------------------------------------------
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.
-------------------------------------------------------------------------------

1. Election of Directors. (see reverse)                  FOR / /   WITHHELD / /
   For, except vote withheld from the following nominee(s):

-------------------------------------------------------------------------------

2. Ratification of appointment of
   independent accountants.                 FOR / /   AGAINST / /   ABSTAIN / /

3. Approval of the Amended and
   Restated Performance Unit Plan.          FOR / /   AGAINST / /   ABSTAIN / /

4. In the discretion of the proxies named
   herein, the proxies are authorized to
   vote upon other matters as are
   properly brought before the meeting.     FOR / /   AGAINST / /   ABSTAIN / /

Change of Address/Comments on Reverse Side / /

     All as more particularly described in the Proxy Statement relating to such meeting, receipt of which is hereby acknowledged.

     Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

     --------------------------------------------------------------------------

     --------------------------------------------------------------------------
     SIGNATURE(S)                                          DATE


-------------------------------------------------------------------------------


                           o FOLD AND DETACH HERE o

[ENRON CORP LOGO]                                         THIS IS YOUR PROXY.
                                                        YOUR VOTE IS IMPORTANT.

                NEED ASSISTANCE IN ANY OF THE FOLLOWING AREAS:

o DIVIDEND CHECKS - ADDRESS CHANGES - LEGAL TRANSFERS

o DIRECT DEPOSIT - HAVE YOUR ENRON CORP. QUARTERLY DIVIDENDS ELECTRONICALLY DEPOSITED INTO YOUR CHECKING OR SAVINGS ACCOUNT ON DIVIDEND PAYMENT DATE. (No more worries about late or lost dividend checks.)

o DIVIDEND REINVESTMENT - HAVE YOUR ENRON CORP. QUARTERLY DIVIDENDS REINVESTED IN THE PURCHASE OF ADDITIONAL SHARES OF ENRON CORP. COMMON STOCK WITH NO COMMISSION OR SERVICE CHARGE FOR THE PURCHASE OF THE SHARES AND A FEE OF $10 PLUS 12 CENTS PER SHARE TO SELL SHARES. (There is no charge to have shares delivered to you in certificate form.)

o CONSOLIDATION OF ACCOUNTS - ELIMINATE MULTIPLE ACCOUNTS FOR ONE HOLDER AND CERTAIN DUPLICATE STOCKHOLDER MAILINGS GOING TO ONE ADDRESS. (Dividend checks, annual reports and proxy materials would continue to be mailed to each stockholder.)

          JUST CALL OUR TRANSFER AGENT'S TELEPHONE RESPONSE CENTER:
                       (800) 446-2617 OR (201) 324-0498
                                 OR WRITE TO:
                   FIRST CHICAGO TRUST COMPANY OF NEW YORK
                                P. O. BOX 2500
                          JERSEY CITY, NJ 07303-2500

PROXY

                              [ENRON CORP. LOGO]

      PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENRON CORP.
                      FOR ANNUAL MEETING ON MAY 2, 1995

        The Undersigned hereby appoints Kenneth L. Lay, James V. Derrick, Jr. and Peggy B. Menchaca, or any of them, and any substitute or substitutes, to be the attorneys and proxies of the undersigned at the Annual Meeting of Stockholders of Enron Corp. ("Enron") to be held at 10:00 a.m. Houston time on Tuesday, May 2, 1995, in the LaSalle Ballroom of the Doubletree Hotel at Allen Center, 400 Dallas St., Houston, Texas, or at any adjournment thereof, and to vote at such meeting the shares of stock of Enron the undersigned held of record on the books of Enron on the record date for the meeting.


ELECTION OF DIRECTORS, NOMINEES:             (change of address/comments)
Robert A. Belfer, Norman P. Blake, Jr.,
John H. Duncan, Joe H. Foy, Wendy L.   ----------------------------------------
Gramm, Robert K. Jaedicke, Richard D.
Kinder, Kenneth L. Lay, Charles A.     ----------------------------------------
LeMaistre, John A. Urquhart, John
Wakeham, Charls E. Walker, Herbert S.  ----------------------------------------
Winokur, Jr.
                                       ----------------------------------------

                                       (If you have written in the above space, please mark the corresponding box on the reverse side of this card)


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                     ___________

                                                                     SEE REVERSE
                                                                        SIDE
                                                                     ___________